UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

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One H&R Block Way

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 8, 2016

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held at the H&R Block Center located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri, on Thursday, September 8, 2016, at 9:00 a.m. Central time. Shareholders attending the meeting are asked to park in the H&R Block Center parking garage located beneath the H&R Block Center (enter the parking garage from either Main or Walnut Street). The meeting will be held for the following purposes:

1.	Election of the eleven nominees for director named in this proxy statement (See page 5);

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 (See page 63);

3.	Advisory approval of the Company’s named executive officer compensation (See page 64);

4.	One shareholder proposal regarding revisions to the Company’s proxy access bylaw, if properly presented at the meeting (See page 65); and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 8, 2016 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

Kansas City, Missouri

July 26, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 8, 2016.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

April 30, 2016 are available at www.proxyvote.com.

July 26, 2016

Dear Fellow Shareholder,

Our annual meeting of shareholders is scheduled for September 8, 2016, offering another opportunity for our shareholders to participate in the governance of the Company and provide valuable feedback to our Board of Directors. This year’s meeting marks the sixth annual meeting for Bill Cobb as our President and CEO and me as Chairman of the Board. At the meeting, we look forward to reviewing the most recent fiscal year and discussing our opportunities going forward.

Bill Cobb will provide a full overview of fiscal year 2016 at the annual meeting. As Bill will discuss, while revenues exceeded $3 billion for the third consecutive year and our operating margins were significant, we were, nevertheless, disappointed in our performance in tax season 2016. Going forward, we are pursuing numerous initiatives designed to arrest the client decline in our assisted business and resume the favorable growth path of our digital business.

In September 2016, we finalized the divestiture of H&R Block Bank and entered into an arrangement with a third-party bank, allowing us to continue to offer H&R Block-branded financial services products – including our highly regarded Emerald Card® –to our tax preparation clients. Divestiture of the bank also provided relief from federal regulatory capital requirements. Accordingly, we were able to resume the program of share repurchases we had suspended in fiscal year 2013, and we recently increased our quarterly dividend by 10%. The July dividend marked our 215th consecutive quarterly payment since we went public in 1962.

Our core value – “We do the right thing” – is evidenced by, among other things, our commitment to closely aligning our executives’ financial interest with that of our shareholders. To that end, our Board has maintained its focus on “pay-for-performance” as a key component of our culture. Starting at the top, Bill Cobb’s compensation is heavily weighted to equity rather than cash, and the value of this equity compensation is largely determined by our Company’s performance over time. As detailed in this proxy statement, a substantial portion of the total compensation for all of our named executive officers depends upon our Company’s performance. In a year with disappointing results like 2016, their compensation has been impacted accordingly.

We are pleased that you, our shareholders, have been strongly supportive of our compensation philosophy. Last year, approximately 98% of the shares voted at the annual meeting were voted “for” our “say-on-pay” proposal. Given this level of support from our shareholders, the Compensation Committee has retained the core design elements of our executive compensation program for fiscal year 2017, with certain changes to short term and long term incentive compensation to further align our compensation program with our current strategic focus, as further described in this proxy statement. The Board and the Committee believe, in agreement with our independent compensation consultant, that the current design is effective in closely aligning executive compensation with the Company’s results and in motivating our management to achieve our long term objectives.

On behalf of the entire Board, I’d like to thank you for your support. We are quite optimistic about H&R Block’s future. As we pursue the opportunities that lie ahead, we are honored by the confidence you have shown through your ownership of our shares.

Robert A. Gerard

Chairman of the Board

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company” or “we”), for use at the annual meeting of shareholders of the Company to be held on Thursday, September 8, 2016 at 9:00 a.m. Central time, at the H&R Block Center located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri. References to the annual meeting in this proxy statement include any adjournment or postponement thereof. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our 2016 Annual Report available to shareholders electronically via the internet. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 8, 2016” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the internet or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about July 26, 2016, we mailed the Notice or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2016 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2016 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.

HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?

The Notice provides you with instructions on how to view our proxy materials for the annual meeting on the internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?

The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.

WHAT AM I VOTING ON?

You are voting on four items of business at the annual meeting:

¡	Election of the eleven nominees for director named in this proxy statement (Proposal 1);

¡	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 (Proposal 2);

¡	Advisory approval of the Company’s named executive officer compensation (Proposal 3); and

¡	One shareholder proposal regarding revisions to the Company’s proxy access bylaw, if properly presented at the meeting (Proposal 4).

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 8, 2016 are entitled to vote at the annual meeting. Each share of H&R Block common stock is entitled to one vote.

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WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote by any of the methods described below under “How Do I Vote?”.

If your shares are registered in the name of a stock brokerage account or by a broker, bank, or other nominee on your behalf (referred to as being held in “street name”) or if you hold shares through the H&R Block Retirement Savings Plan, you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND THE VOTING REQUIREMENTS?

Our Board of Directors recommends that you vote your shares as follows:

Proposal	Board Recommendation	More Information	Broker Discretionary Voting Allowed?	Votes Required for Approval	Abstentions and Broker Non-Votes
1. Election of Directors.	FOR each Nominee	Page 5	No	The affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval of each of the proposals.	Abstentions have the same effect as votes AGAINST the relevant proposal. Broker non- votes have no impact on the outcome of the vote for any of the proposals.
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017.	FOR	Page 63	Yes
3. Advisory approval of the Company’s named executive officer compensation.	FOR	Page 64	No
4. Shareholder proposal regarding revisions to the Company’s proxy access bylaw.	AGAINST	Page 65	No

Broker Discretionary Voting

On non-routine proposals, a broker non-vote occurs because a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Proposal 2, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the annual meeting and the only proposal on the ballot for which broker discretionary voting is permitted. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.

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Voting Requirements and Effect of Abstentions and Broker Non-Votes

For each matter to be voted upon at the annual meeting, shareholders may vote “for,” “against,” or “abstain.”

For each of the proposals, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.

Shares represented in person or by a proxy that directs that the shares abstain from voting are deemed to be represented at the meeting as to that particular matter, and have the same effect as a vote against the proposals. Broker non-votes have no impact on the proposals.

If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted in favor Proposals 1 through 3 and against Proposal 4.

HOW DO I VOTE?

If you are a registered shareholder, there are four different ways you can vote:

¡	By Internet – You can vote via the internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you received);

¡

By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you received);

¡	By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

¡	In Person – You can vote in person by written ballot at the annual meeting.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen) will vote your shares FOR Proposals 1 through 3 and AGAINST Proposal 4. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern time on September 7, 2016.

If you are a beneficial owner of shares held in street name, you may vote by following the voting instructions provided by your broker, bank, or other nominee, and your broker, bank, or other nominee should vote your shares as you have directed. You must have a legal proxy from the shareholder of record in order to vote the shares in person at the annual meeting.

If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the annual meeting. If you provide voting instructions via the internet, by telephone or by written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions to the Trustee no later than September 5, 2016 at 11:59 p.m. Eastern time in order for your shares to be voted by the Trustee at the annual meeting. Your voting instructions will be kept confidential by the Trustee.

MAY I ATTEND THE MEETING?

All shareholders, properly appointed proxy holders, and invited guests of the Company may attend the annual meeting. Shareholders who plan to attend the meeting may be required to present valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker’s statement showing that you beneficially owned shares of the Company on the record date of July 8, 2016, or a legal proxy from your broker, bank, or other nominee (a

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legal proxy is required if you hold your shares in street name and you plan to vote in person at the annual meeting). Shareholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

MAY I CHANGE MY VOTE?

After your initial vote, you may revoke your proxy and change your vote (i) any time prior to the voting deadline via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the voting deadline for the annual meeting will be counted), (ii) by signing and returning a new proxy card or voting instruction card with a later date prior to the annual meeting, or (iii) by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No, shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date, 221,082,267 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2016”?

It means your shares are held in more than one account. You should vote all of your shares.

WHAT IS HOUSEHOLDING?

As permitted by the SEC, we are delivering only one copy of this proxy statement to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of the proxy statement. This practice is known as householding.

The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Wells Fargo, to request that only a single copy of the proxy statement be mailed in the future. You can contact Wells Fargo by phone at (888) 213-0968, or by mail at 1110 Centre Point Curve, Suite 101, Mendota Heights, Minnesota 55120-4100.

WHO WILL BEAR THE COST OF THIS SOLICITATION AND HOW WILL PROXIES BE SOLICITED?

The Company is making this solicitation on behalf of the Company’s Board of Directors and will pay the entire cost of this proxy solicitation, including the expense of preparing the proxy solicitation materials for the annual meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Georgeson LLC to assist in the solicitation of proxies on behalf of the Board for a fee of $30,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.

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WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge via the “Investor Relations” link at this website (click on the “SEC Filings” link under the “Financial Info” heading), and may also be found at the SEC’s website, www.sec.gov.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, we know of no other matter that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, the appointed proxies may use their discretion to vote on any such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors to constitute the Board of Directors shall not be fewer than 7 nor more than 12, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. The Board of Directors currently consists of eleven directors. Pursuant to our Bylaws and on the recommendation of the Governance and Nominating Committee, on March 11, 2016, the Board increased the number of directors that constitute the Board from ten to eleven, and elected Angela N. Archon to fill the vacancy resulting from the increase in the size of the Board. All eleven current members of the Board are standing for re-election.

The Articles and Bylaws also provide that all of the directors shall be elected at each annual meeting of shareholders. Under the Bylaws, each director holds office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. Any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office. The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on his or her election and represented in person or by proxy shall promptly tender his or her irrevocable resignation to the Company’s Board, subject only to the condition that the Board accept the resignation. The Board and the Governance and Nominating Committee must consider and act on the resignation, as more fully described under “Corporate Governance – Mandatory Director Resignation Policies,” on page 18. To be eligible to be a nominee as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by this director resignation requirement.

There are eleven nominees for election to the Board at the annual meeting of shareholders to be held on September 8, 2016. Each of the eleven nominees, if elected, will hold office until the earlier of the election and qualification of such director’s successor or the director’s death, resignation, retirement, disqualification, disability, or removal from office. The Board has nominated Angela N. Archon, Paul J. Brown, William C. Cobb, Robert A. Gerard, Richard A. Johnson, David Baker Lewis, Victoria J. Reich, Bruce C. Rohde, Tom D. Seip, Christianna Wood, and James F. Wright for election as directors of the Company. Each nominee has consented to be named in this proxy statement and to serve if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and the proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.

DIRECTOR NOMINATION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.

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The Governance and Nominating Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Governance and Nominating Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate or request additional information from the candidate. The Governance and Nominating Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Company’s Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements outlined in the “Shareholder Proposals and Nominations” section of this proxy statement. The Company did not receive notice from any shareholder prior to the deadline for submitting notice of an intention to nominate any additional persons for election as directors at the 2016 annual meeting.

As indicated above, on March 11, 2016, the Board elected Angela N. Archon to the Board. The Governance and Nominating Committee engaged a third-party search firm to conduct a comprehensive search for director candidates that would match the characteristics described in this proxy statement as being desirable for members of our Board. The Governance and Nominating Committee considered several solicited candidates who were evaluated based on the criteria described in this proxy statement and recommended to the Board that it elect Ms. Archon. The Board believes that Ms. Archon meets the criteria described in this proxy statement and is the best qualified candidate to fill the vacancy created by the increase in the size of the Board. Ms. Archon brings to the Board strong management, operating, engineering, and leadership skills developed throughout her business career at IBM, as well as her significant experience with technology, strategy development, driving change and innovation, and business transformation.

Diversity

Both the Board and the Governance and Nominating Committee believe that diversity of skills, perspectives, and experiences among Board members, in addition to the factors discussed above, improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic solutions by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives, and experiences that candidates who are diverse in gender, ethnic background, geographic origin, and professional experience have to offer.

SELECTING AND EVALUATING OUR NOMINEES

When evaluating potential director nominees, the Governance and Nominating Committee considers each individual’s professional experience, areas of expertise, and educational background in addition to his or her general qualifications. The Governance and Nominating Committee works with the Board to determine the appropriate mix of experiences, areas of expertise and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long term success, and represent the interests of our shareholders.

The Governance and Nominating Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds and other qualifications that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

¡	Financial industry knowledge, which is vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services;

¡

Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

¡

Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

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¡

Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;

¡	Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk appetite aligned with our strategy; and

¡

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

The following chart highlights each director nominee’s specific skills, knowledge, and experience that the Governance and Nominating Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial Industry Knowledge	Operating Experience	Executive Leadership	Accounting or Financial	Enterprise Risk Management	Public Company Governance
Angela N. Archon		✓	✓	✓
Paul J. Brown		✓	✓	✓	✓	✓
William C. Cobb	✓	✓	✓		✓	✓
Robert A. Gerard	✓	✓	✓	✓	✓	✓
Richard A. Johnson		✓	✓	✓	✓	✓
David Baker Lewis	✓			✓	✓	✓
Victoria J. Reich		✓	✓	✓	✓	✓
Bruce C. Rohde		✓	✓	✓	✓	✓
Tom D. Seip	✓	✓	✓	✓	✓	✓
Christianna Wood	✓			✓		✓
James F. Wright		✓	✓		✓	✓

The Board believes that all the director nominees are highly qualified. As the chart shows, the director nominees have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding his or her experiences, qualifications and skills.

The number of shares of common stock, share units, and share equivalents beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 68.

DIRECTOR NOMINEES

There are eleven nominees for election to the Board at the annual meeting. All Board members are subject to annual election. The following pages present information regarding each director nominee, including information about each nominee’s professional experience, areas of expertise, educational background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.

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Director Nominees
Angela N. Archon Director since 2016 Age 56 Committees: ¡ Audit

Professional Experience

Ms. Archon has served as Vice President, Transformation and Chief Operating Officer for the Watson Health business unit of International Business Machines Corporation (“IBM”), a provider of business and information technology products and services, since February 2015. Prior to her current position, Ms. Archon served as Vice President, Corporate Strategy from May 2013 to February 2015, and Vice President of Worldwide Client Care, Systems & Technology Group, from August 2010 to May 2013. She also served in a variety of other roles with IBM, including Vice President of Intellectual Property Licensing and Business Development, Systems & Technology Group; Director of Global Sourcing Procurement – Enterprise Services; and Director of Global Services Procurement – Strategy, Operations & Alliances.

Education

Ms. Archon holds two degrees from the University of Texas at Austin, a Bachelor of Science degree in Chemical Engineering and a Master of Science degree in Systems Engineering.

Other Boards and Appointments

Ms. Archon serves on the Chemical Engineering Advisory Board at the University of Texas at Austin and is a Board Liaison for the National Action Council for Minorities in Engineering.

Director Qualifications

Ms. Archon brings to the Board strong management, operating, engineering, and leadership skills developed throughout her business career at IBM, as well as her significant experience with technology, strategy development, driving change and innovation, and business transformation.

Paul J. Brown Director since 2011 Age 49 Committees: ¡ Governance and Nominating

Professional Experience

Mr. Brown has served as the Chief Executive Officer of Arby’s Restaurant Group, Inc., a privately held company and the second largest quick-service sandwich chain in the U.S., since May 2013. He served as President, Brands and Commercial Services for Hilton Worldwide, a global hospitality company, from 2008 to April 2013. Prior to that, he was with Expedia Inc., for four years, most recently serving as President, Expedia North America and Expedia Inc. Partner Services Group. From 2001 through 2005, Mr. Brown was a Partner with McKinsey & Co. in their London and Atlanta offices. Earlier in his career, he was Senior Vice President of Brand Services for Intercontinental Hotels Group, a Manager with the Boston Consulting Group, Inc., and a Senior Consultant with Andersen Consulting.

Education

Mr. Brown received a Bachelors degree in Management from the Georgia Institute of Technology and a Masters of Business Administration degree from the Kellogg Graduate School of Management, Northwestern University.

Other Boards and Appointments

Mr. Brown is also a member of the board of directors of Lindblad Expedition Holdings and FOCUS Brands, Inc. He also serves as a member of the Board of Trustees for the Georgia Tech Foundation, The Woodruff Arts Center and the Buckhead Coalition. He has also served as an executive-in-residence at the Cornell University School of Hotel Administration.

Director Qualifications

Mr. Brown brings to the Board significant executive leadership, operations, financial management, e-commerce, brand management, and enterprise risk management experience.

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William C. Cobb President and Chief Executive Officer Director since 2010 Age 59 Committees: ¡ Finance

Professional Experience

Mr. Cobb has served as President and Chief Executive Officer of H&R Block, Inc. since May 2011. Mr. Cobb retired from eBay, Inc., an e-commerce company, in 2008, having worked there from November 2000 to March 2008, where he most recently served as President of eBay Marketplaces North America for four years and before that held several senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., he held various marketing and executive positions, including Chief Marketing Officer for International, at YUM! Brands (formerly Pepsico/Tricon) where he worked from 1987 until 2000.

Education

Mr. Cobb holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from the Kellogg School of Management at Northwestern University.

Other Boards and Appointments

Mr. Cobb served as a non-employee director of H&R Block, Inc. from 2010 until his appointment as our President and Chief Executive Officer in May 2011. He was previously a director of Och-Ziff Capital Management Group LLC (2008-2011), Orbitz Worldwide, Inc. (2008-2011), and Pacific Sunwear of California, Inc. (2008-2011). Mr. Cobb previously served on the Advisory Board of the Kellogg School of Management at Northwestern University and the non-profit Bay Harbor Foundation, in each case through 2011. Mr. Cobb currently serves as a member of the board of the United Way of Greater Kansas City.

Director Qualifications

Mr. Cobb brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and Chief Executive Officer, an extensive background in marketing and the internet industry, and significant experience as a senior executive at various public companies.

Robert A. Gerard Chairman of the Board of Directors Director since 2007 Age 71 Committees: ¡ Finance (Chair) ¡ Governance and Nominating

Professional Experience

Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management.

Education

Mr. Gerard is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.

Other Boards and Appointments

Mr. Gerard served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Chair of the Executive Compensation Committee and was a member of the Committee on Directors and Corporate Governance.

Director Qualifications

Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as experience serving on the boards of other public companies.

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Richard A. Johnson Director since 2015 Age 58 Committees: ¡ Audit

Professional Experience

Mr. Johnson has served as the Chief Executive Officer and President of Foot Locker, Inc., a leading global athletic footwear and apparel retailer, since December 1, 2014, and was elected Chairman of the Board in May 2016. Prior to becoming Chief Executive Officer and President, he served in a variety of other roles with Foot Locker, Inc. including Executive Vice President and Chief Operating Officer, Executive Vice President/Group President—Retail Stores, Chief Executive Officer and President of Foot Locker U. S./Lady Foot Locker/Kids Foot Locker/Footaction, Chief Executive Officer and President at Foot Locker Europe B.V., Foot Locker’s European headquarters in the Netherlands, President and Chief Executive Officer of Footlocker.com/Eastbay, and prior to that, held various executive positions at Eastbay, Inc. From 1990 to 1993, Mr. Johnson was a transportation economics manager at Graebel Van Lines, Inc. Earlier in his career, he worked for Electronic Data Systems, an IT services company, as a systems engineer.

Education

Mr. Johnson received a Bachelor of Arts degree in Business Administration and Accountancy from the University of Wisconsin, Eau Claire.

Other Boards and Appointments

Mr. Johnson has served as director and member of the Executive Committee of Foot Locker, Inc. since 2014, and was elected Chairman of the Board in May 2016. During 2013, he served as a director of Maidenform Brands, Inc.

Director Qualifications

Mr. Johnson brings to the Board extensive knowledge of brick and mortar and digital/dot.com retail operations, as well as significant leadership, operations, financial management, and enterprise risk management experience.

David Baker Lewis Director since 2004 Age 72 Committees: ¡ Compensation ¡ Governance and Nominating

Professional Experience

Mr. Lewis currently serves as Of Counsel to Lewis & Munday, a Detroit-based legal firm with additional offices in New York City and Washington, D.C. Mr. Lewis is a co-founder of the firm, which was established in 1972, and previously served as the firm’s Chairman and CEO.

Education

Mr. Lewis received a Bachelor of Arts degree from Oakland University in Rochester, Michigan, a Masters of Business Administration degree from University of Chicago, and a Juris Doctor degree from University of Michigan School of Law.

Other Boards and Appointments

Mr. Lewis is also a director of STERIS Corp., where he is a member and chairman of the Audit Committee and a member of the Governance and Nominating Committee. He was previously a director of The Kroger Company until June 23, 2016, and Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc., all prior to 2007.

Director Qualifications

Mr. Lewis brings to the Board experience from serving on the boards of other public companies, including service as the current or former chair of five public company audit committees (the Company, STERIS Corp., The Kroger Company, LG&E Energy Corp., and Conrail, Inc.), expertise derived from his law practice and business background, and knowledge of finance and financial services.

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Victoria J. Reich Director since 2011 Age 58 Committees: ¡ Audit (Chair) ¡ Finance

Professional Experience

Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc. (now known as Essendant, Inc.), a wholesale distributor of business products, from June 2007 until July 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of sporting and fitness equipment, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions.

Education

Ms. Reich holds a Bachelor of Science degree in Applied Mathematics and Economics from Brown University.

Other Boards and Appointments

Ms. Reich is a director of Ecolab Inc., where she is Chairman of the Audit Committee and a member of the Safety, Health and Environment Committee. She is also a director of Ingredion Incorporated, where she is a member of the Audit Committee.

Director Qualifications

Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

Bruce C. Rohde Director since 2010 Age 67 Committees: ¡ Compensation (Chair) ¡ Audit

Professional Experience

Mr. Rohde served in multiple roles with ConAgra Foods, Inc., a packaged foods company, beginning in 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, before retiring in 2005 as Chairman and CEO Emeritus. Mr. Rohde currently serves as the Managing Partner of Romar Capital Group, a private entity. He holds many court admissions and also holds a certified public accountant certificate.

Education

Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration and a Juris Doctor degree, cum laude.

Other Boards and Appointments

Mr. Rohde is a Presidential Appointee to the National Infrastructure Advisory Council, and is a director of the Preventive Medicine Research Institute. Mr. Rohde is a member of the Board of Trustees of Creighton University and is the immediate past Chairman of that Board. Mr. Rohde formerly served as a director of Gleacher & Company, Inc. from 2009 through May 2013, where he most recently served as Lead Director and Chair of the Governance and Nominating Committee, as well as a member of the Audit and Executive Compensation Committees. He was previously a director of ConAgra Foods, Inc. and Valmont Industries Inc., both prior to 2007

Director Qualifications

Mr. Rohde brings to the Board significant senior executive leadership experience from a large public company perspective, including service in multiple executive roles as described above. He also has substantial experience as a board member at several public companies, including service as the chair of a wide variety of board committees, Chairman, Vice Chairman and Lead Director. Over the course of his career, Mr. Rohde’s diverse background has given him abundant experience in law, finance, accounting, tax, and operational management.

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Tom D. Seip Director since 2001 Age 66 Committees: ¡ Governance and Nominating (Chair) ¡ Compensation

Professional Experience

Mr. Seip currently serves as the managing member of Way Too Much Stuff LLC, and through December 2015 served as the managing member of Ridgefield Farm LLC, both private investment vehicles. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President – Retail Brokerage from 1994 until 1997.

Education

Mr. Seip received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan.

Other Boards and Appointments

Mr. Seip is Chairman of the Board of Trustees of the Neuberger Berman Mutual Funds, New York.

Director Qualifications

Mr. Seip brings to the Board useful financial insight and skills based on his extensive experience in investment management, financial product development, and management of branch office networks and back office operations. Mr. Seip also has significant experience with the governance of public companies.

Christianna Wood Director since 2008 Age 56 Committees: ¡ Audit

Professional Experience

Ms. Wood is the Chief Executive Officer of Gore Creek Capital Ltd., an investment management consulting company based in Golden, Colorado. Ms. Wood served as the Chief Executive Officer of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, she was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (“CalPERS”) for five years. Prior to her service for CalPERS, Ms. Wood served as a Principal of several investment management organizations. She is also a chartered financial analyst and a chartered alternative investment analyst.

Education

Ms. Wood obtained a Bachelor of Arts degree, cum laude, from Vassar College and a Masters of Business Administration degree in Finance from New York University.

Other Boards and Appointments

Ms. Wood is a member of the Board of Trustees of Vassar College where she serves on the Investment, Audit, and Budget and Finance Committees and as Chair of the Investor Responsibility Committee. Ms. Wood is also a member of the boards of Grange Insurance and The Merger Fund. Additionally, Ms. Wood serves as Chairman of the Board of The Global Reporting Initiative. She was previously a member of the Public Company Accounting Oversight Board Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board Consultative Advisory Group (2006-2009). Ms. Wood was also a member of the Board of Governors of the International Corporate Governance Network from June 2008 until June 2012, serving as Chairman of the Board from June 2009 until June 2012, and served on the Board of Directors of the International Securities Exchange from 2010 to 2016.

Director Qualifications

Ms. Wood brings to the Board a broad finance and corporate governance background, including experience as a senior investment officer for a large retirement fund and as Chairman of the Board of Governors of the International Corporate Governance Network. She has significant experience in accounting and financial matters. Through her prior service as an investment manager, Ms. Wood has had significant experience in the application of portfolio risk management techniques.

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James F. Wright Director since 2011 Age 66 Committees: ¡ Compensation

Professional Experience

Mr. Wright served as Executive Chairman of the Board of Tractor Supply Company, a farm and ranch supply retailer, from January 2013 to December 2013. Prior to that, Mr. Wright served as Chairman of the Board and Chief Executive Officer from November 2007 through January 2013, after previously serving as President and Chief Executive Officer from 2004 to November 2007 and as President and Chief Operating Officer from 2000 through 2004. Mr. Wright previously served as President and Chief Executive Officer of Tire Kingdom, a tire and automotive services retailer, from May 1997 to June 2000.

Education

Mr. Wright attended the University of Wisconsin-Oshkosh.

Other Boards and Appointments

Mr. Wright is a director of Cabela’s Incorporated and serves on the Board of Trustees of Belmont University. Mr. Wright was a director of Spartan Stores from 2002 through August 2011, where he served as Lead Director from 2006-2011, Chair of the Corporate Governance Committee from 2006-2011, as a member of the Compensation Committee from 2006-2011, and as Chair of the Compensation Committee from 2003-2006. He previously served as a director of SCD Probiotics, LLC and on the board and as a member of the Executive Committee of the National Retail Federation, the world’s largest retail trade association.

Director Qualifications

Mr. Wright brings to the Board many years of experience serving in executive leadership at public companies along with experience serving on other public company boards, as well as extensive knowledge of retail operations.

Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named above. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees would be unable to accept the office of director if elected. If any of the nominees becomes unavailable for election for any reason, the Board may provide for a lesser number of directors or designate substitute nominees, and proxies will be voted for the remaining nominees and any substitute nominees, unless otherwise instructed by the shareholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ELEVEN NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors is responsible for overseeing and providing policy guidance on the Company’s business and affairs. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2016 fiscal year, the Board of Directors held ten meetings. As of April 30, 2016, each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which he or she was a member.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Finance Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards (the “Independence Standards”), and charters for each of the standing committees may be accessed on the Company’s website at www.hrblock.com by clicking the “Investor Relations” link and then clicking the “Corporate Governance” link under the “Company” tab. These documents are also available in print

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to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Set forth below is a description of the primary duties of each committee and its members as of the date of this proxy statement.

Audit Committee
Committee Members Ms. Reich (Chair) Ms. Archon* Mr. Johnson Mr. Rohde Ms. Wood 5 meetings in fiscal year 2016

¡      Approves the appointment of the Company’s independent registered public accounting firm

¡       Evaluates the independence and performance of such firm

¡       Reviews the scope of the annual audit

¡       Reviews and evaluates the effectiveness of the Company’s internal audit function

¡      Ensures that the Company has established a system to enforce the H&R Block Code of Business Ethics and Conduct

¡      Reviews and discusses with management and the independent registered public accounting firm the audited financial statements and accounting principles

See the “Audit Committee Report” on page 61. All of the members of the Audit Committee are independent under regulations adopted by the SEC, New York Stock Exchange (“NYSE”) listing standards and the Independence Standards. The Board has determined that each member of the Audit Committee is financially literate under NYSE guidelines and that Mr. Johnson, Ms. Reich, Mr. Rohde, and Ms. Wood are each an audit committee financial expert pursuant to the criteria prescribed by the SEC.

*	Ms. Archon was appointed to the Audit Committee effective June 8, 2016.

Compensation Committee
Committee Members Mr. Rohde (Chair) Mr. Lewis Mr. Seip Mr. Wright 9 meetings in fiscal year 2016

¡      Reviews and approves the Company’s overall executive compensation philosophy, including compensation of the executive officers of the Company and its subsidiaries

¡      Reviews and formally evaluates the CEO’s performance against corporate goals and objectives and approves the CEO’s compensation

¡       Reviews risks related to the Company’s compensation policies and practices

¡      Administers the Company’s short term and long term incentive compensation plans

See the “Compensation Discussion and Analysis” beginning on page 22. The Compensation Committee has the sole discretion to retain or obtain the advice of any compensation consultant, legal counsel or other advisor to assist in the Compensation Committee’s evaluation of executive compensation, including the sole authority to approve fees for any such advisor. The Compensation Committee is also responsible for assessing the independence of any such advisor. All of the members of the Compensation Committee are independent under NYSE listing standards and the Independence Standards.

Governance and Nominating Committee
Committee Members Mr. Seip (Chair) Mr. Brown Mr. Gerard Mr. Lewis 6 meetings in fiscal year 2016

¡        Responsible for corporate governance matters

¡        Initiates nominations for election as a director of the Company

¡       Evaluates the performance of the Board of Directors

¡       Determines the compensation of the non-employee directors of the Company

All of the members of the Governance and Nominating Committee are independent under NYSE listing standards and the Independence Standards.

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Finance Committee
Committee Members Mr. Gerard (Chair) Mr. Cobb Ms. Reich 8 meetings in fiscal year 2016

¡        Provides advice to management and the Board of Directors concerning:

-       Financial structure of the Company

-       Funding of operations of the Company and its subsidiaries

-       Investment of Company funds

-       Reviewing and making recommendations to the Board regarding proposed acquisitions, dispositions, mergers, joint ventures, investments, and similar transactions

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DIRECTOR COMPENSATION

The Board considers and determines non-employee director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee formulates its recommendation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of our process for determining our peer group of companies can be found beginning on page 43). The Governance and Nominating Committee may delegate its authority to such subcommittees as it deems appropriate in the best interests of the Company and our shareholders. Management, in consultation with the Compensation Committee’s independent compensation consultant, assists the Governance and Nominating Committee in its review by accumulating and summarizing market data pertaining to director compensation levels and practices at our peer group of companies, reviewing external survey sources, and conducting its own custom research. The following chart describes the compensation elements for our non-employee directors in effect at the end of fiscal year 2016:

Compensation Element	Amount (annual except for meeting fees)
Annual Cash Retainer(1)	$60,000
Annual Equity Retainer(2)	$145,000 in deferred stock units
Non-Executive Chairman of the Board Retainer(1)	$200,000 (payable in deferred stock units)
Chair Retainer – Audit Committee	$20,000
Chair Retainer – All Other Committees(3)	$15,000
Board Meeting Fee(4)	$2,000 per meeting
Committee Meeting Fee(5)	$1,500 per meeting

(1)	Paid in quarterly installments.
(2)	Equity grants are generally made immediately following election of directors at the annual meeting of shareholders.
(3)	Due to his position as non-executive Chairman of the Board, Mr. Gerard has waived his eligibility for the Chair retainer related to his service as Chair of the Finance Committee.
(4)	Subject to a maximum of ten Board meetings per year.
(5)	Subject to a maximum of ten committee meetings per year per committee.

In fiscal year 2016, deferred stock units (“DSUs”) were granted to non-employee directors pursuant to the 2013 Long Term Incentive Plan (the “2013 Plan”). The number of DSUs credited to a non-employee director’s account pursuant to an award under the 2013 Plan is determined by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading dates ending on the date the DSUs are granted to the non-employee director. The current market value generally is the closing sales price of a share of our common stock as reported on the NYSE.

DSU awards are fully vested on the grant date and are not subject to forfeiture. Vested DSUs are held in a deferred compensation account and become payable to each non-employee director, in shares of common stock, on the six-month anniversary date of termination of service as a director. However, if a non-employee director dies prior to the payment in full of all amounts due such non-employee director, the balance of the non-employee director’s DSU account becomes payable to the non-employee director’s beneficiary, in shares of common stock, within ninety days following the non-employee director’s death. There are no dividends paid on outstanding DSUs prior to the DSUs becoming payable, but dividend equivalents on the number of outstanding DSUs accumulate. When the DSUs become payable, in addition to receiving the applicable number of shares of common stock, the director will receive additional shares of common stock equal in value to the total dividends that would have been paid on such shares.

On September 10, 2015, DSUs approximately equal in value to $145,000 were granted to each of the Company’s non-employee directors for the one-year period of service on the Board beginning September 10, 2015. On September 10, 2015, additional DSUs approximately equal in value to $200,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the one-year period beginning September 10, 2015.

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The Company also provides to its non-employee directors free business travel insurance in connection with Company-related travel and, consistent with the benefit provided to our full-time employees, the opportunity to use our tax preparation services for no charge. In addition, the H&R Block Foundation will match gifts by non-employee directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.

The Board has adopted stock ownership guidelines regarding stock ownership by non-employee directors. The non-employee director ownership guidelines require non-employee directors to own a level of qualifying equity securities with an aggregate value exceeding five times the annual cash retainer paid to them. Our stock ownership guidelines provide that, until a non-employee director satisfies the applicable holding requirement, he or she is required to retain any covered shares (which include shares owned directly or indirectly by such non-employee director, the after-tax value of vested stock option awards, if any, and share equivalents the non-employee director holds in the Company’s benefit plans) owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter.

DIRECTOR COMPENSATION TABLE

The following table sets forth total director compensation for non-employee directors for fiscal year 2016.

Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Angela N. Archon(6)	$17,000	-	-	-	$17,000
Paul J. Brown	$87,750	$148,417	-	$5,000	$241,167
Robert A. Gerard	$99,750	$353,128	-	$5,000	$457,878
Richard A. Johnson	$60,000	$148,417	-	$5,000	$213,417
David Baker Lewis	$104,750	$148,417	-	$4,400	$257,567
Victoria J. Reich	$113,250	$148,417	-	$8,875	$270,542
Bruce C. Rohde	$114,750	$148,417	-	$5,000	$268,167
Tom D. Seip	$116,250	$148,417	-	$5,000	$269,667
Christianna Wood	$86,250	$148,417	-	$5,000	$239,667
James F. Wright	$92,250	$148,417	-	$5,000	$245,667

(1)

This column includes, as applicable, the annual cash retainer, meeting fees for each Board and committee meeting attended, and committee retainers earned or paid for services as a director during fiscal year 2016.

(2)

The dollar amounts represent the grant date fair value under FASB Accounting Standards Codification Topic 718 “Stock Compensation” (“ASC 718”) for DSUs awarded during fiscal year 2016 to the non-employee director. These DSU awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until six months following the date the director ends his or her service on the Board (or within ninety days of death, if earlier). The grant date fair value of an award is computed in accordance with ASC 718 utilizing assumptions discussed in Note 11: “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2016, as filed with the SEC. As of April 30, 2016, the following DSUs were outstanding: Mr. Brown – 32,850; Mr. Cobb – 12,377; Mr. Gerard – 105,830; Mr. Johnson –4,208; Mr. Lewis – 61,161; Ms. Reich – 32,850; Mr. Rohde – 45,581; Mr. Seip – 61,161; Ms. Wood – 56,578; and Mr. Wright – 32,850. Mr. Cobb’s DSUs were awarded prior to fiscal year 2012, during the time that Mr. Cobb was a non-employee director of the Company.

(3)

The DSU award value approved by the Board of Directors for fiscal year 2016 is converted into the number of DSUs by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading dates ending on the date the DSUs are granted to the non-employee director. The current market value generally is the closing sales price of a share of our common stock as reported on the NYSE. However, the grant date fair value of an award computed in accordance with ASC 718 does not utilize such an average. As such, the value approved by the Board of Directors for fiscal year 2016 differs from the value reported in this column.

(4)

No stock options to purchase the Company’s common stock were granted to individuals while serving as non-employee directors during fiscal year 2016. As of April 30, 2016, the following stock options were outstanding: Mr. Lewis – 16,000; and Mr. Seip – 16,000.

(5)

This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations on a calendar year basis. The amount includes matching contributions that occurred in the 2015 calendar year and in the 2016 calendar year (all of which were paid within fiscal year 2016); therefore, the amount reported in this column may exceed $5,000. For Mr. Lewis, this column also includes $400 representing a $400 gift card provided to Mr. Lewis thanking him for his years of service as Chair of the Company’s Audit Committee.

(6)	As previously disclosed, Ms. Archon was appointed to the Board on March 11, 2016 and received a pro-rated portion of the annual director compensation.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors operates under Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in exercising its responsibilities. The Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing shareholder value over the long term. The Governance Guidelines also ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Governance Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, but are subject to regular assessment and refinement as the Board may determine advisable or necessary in line with the best interests of the Company and our shareholders.

Pursuant to the Governance Guidelines, the Board evaluates its performance on an annual basis through an evaluation process administered by the Governance and Nominating Committee. To protect the directors’ anonymity and the integrity of the process, the evaluations are conducted in separate interviews by an independent third party who compiles the responses into a report for the Governance and Nominating Committee. In addition to Board performance, the annual interview includes questions regarding the performance of the individual Board members and the committees of the Board. Results of all evaluations are discussed at appropriate Committee meetings and with the full Board.

Director Service on Other Boards

The Governance Guidelines provide that directors should not serve on more than three other boards of public companies in addition to the Company’s Board. Furthermore, before serving on the board of another public company, directors are required to give prior notice to the Board. The Company’s Chief Executive Officer is not permitted to serve on more than one other board of a public company in addition to the Company’s Board and must obtain Board approval prior to serving on the board of any public company. Currently, all director nominees are in compliance with this guideline.

Mandatory Director Resignation Policies

The Company’s Bylaws provide that any incumbent director who is not elected by a majority of shares entitled to vote on their election and represented in person or by proxy shall promptly tender his or her irrevocable resignation from the Board to the Company’s Board, subject only to the condition that it is accepted by the Board, for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. The Governance and Nominating Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation is not permitted to participate in the proceedings of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation. If the Board accepts a director’s resignation, or if a non-incumbent nominee for director is not elected, then the Board may fill the vacant position or decrease the size of the Board in accordance with the Company’s Bylaws.

In addition, the Governance Guidelines require that any director whose principal employment or major responsibilities materially change shall tender his or her resignation from the Board for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the resignation. The Board will then act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee.

To be eligible to be a nominee for election as a director, whether nominated by the Board or a shareholder, a person must deliver to the Company a written agreement that such person will abide by these director resignation requirements.

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Independent Chairman

The Company’s Articles and the Governance Guidelines require that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. As Chairman, Mr. Gerard leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.

Substantial Majority of Board is Independent

As further described in the Governance Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under NYSE listing standards. As described below, ten of the Board’s eleven current directors are independent directors within the meaning of the Independence Standards and NYSE listing standards. Mr. Cobb is not an independent director under the Independence Standards or NYSE listing standards due to his position as our President and Chief Executive Officer. Assuming all eleven director nominees are elected at the 2016 annual meeting of shareholders, all will be independent directors within the meaning of the Independence Standards and NYSE listing standards other than Mr. Cobb, our President and Chief Executive Officer.

NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.

Evaluation of Director Independence

In June 2016, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the Independence Standards and NYSE listing standards. In addition, the Board also conducted an evaluation of the independence of each of the Compensation Committee members in accordance with the requirements of the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed commercial, charitable, consulting, familial, and other relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Brown, Gerard, Johnson, Lewis, Rohde, Seip, and Wright, and Mses. Archon, Reich, and Wood are independent, and that Mr. Cobb is not independent due to his position as our President and Chief Executive Officer. In addition, the Board affirmatively determined that each member of the Compensation Committee is independent.

Code of Ethics

All directors, officers, and employees of the Company must act ethically and in accordance with the policies set forth in the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with domestic and foreign laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. In support of the Code, we have established a number of channels for reporting potential ethics violations or similar concerns or for guidance on ethics matters, such as via email, telephone, or in-person communications. All individuals have the ability to report concerns or discuss ethics-related matters anonymously. The Audit Committee has also established procedures for the receipt, retention and treatment of reports received by us regarding accounting, internal accounting controls or audit matters, including reports made to the Corporate Secretary by phone at (816) 854-4288 or by email to corporatesecretary@hrblock.com. The Code is overseen by the Company’s Chief Ethics Officer, who is appointed by the Audit Committee. To help ensure the Audit Committee’s effective oversight of our ethics and compliance program, the Audit Committee regularly receives reports from the Chief Ethics Officer and reviews matters related to the Company’s ethics and compliance program. The Company will post any amendments to or waivers of the Code, to the extent applicable to any of the Company’s executive officers and directors as required under applicable rules, on our website.

The Code can be accessed on the Company’s website at www.hrblock.com by clicking the “Investor Relations” link and then clicking the “Corporate Governance” link under the “Company” tab. The Code is also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105.

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Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including economic environment, diversity, recruiting, and development programs.

BOARD LEADERSHIP STRUCTURE AND ACCOUNTABILITY

The Company’s Articles and the Governance Guidelines require that the Chairman of the Board (i) be an independent director pursuant to NYSE listing standards, (ii) not simultaneously be Chief Executive Officer or President of the Company, and (iii) not have previously served as an executive officer of the Company. As such, the Board is led by an independent Chairman, currently Mr. Gerard, who has also been designated as the Board’s Senior Independent Director.

We believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of Chief Executive Officer and Board Chairman are significantly different. In addition to balancing responsibilities, we believe that our current structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. Separating the roles of Board Chairman and Chief Executive Officer also allows the Chief Executive Officer to focus his or her efforts on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as serving on occasion as spokesman for the Board.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105 or by emailing the correspondence to corporatesecretary@hrblock.com. Please indicate on the envelope whether the communication is from a shareholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual directors as appropriate, communication he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. All of the Company’s current directors, except Ms. Archon, attended last year’s annual meeting.

BOARD’S ROLE IN RISK OVERSIGHT

Our Board has oversight responsibility for managing risk, directly and through its various Committees, and management is responsible for the Company’s day-to-day enterprise risk management activities. The Company has established a management Risk Committee to support senior management in fulfilling its day-to-day enterprise risk management responsibilities and to support the Board in fulfilling its oversight responsibility for risk management. The Company’s Vice President and Treasurer oversees the activities of the Risk Committee, which is made up of key members of the Company’s management. The Company’s management Risk Committee assists the Board in its oversight of enterprise risk management by creating and facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board and its committees, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks.

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In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company’s risk management and mitigation processes. The Board works with the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President and Treasurer to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.

In addition to the discussion of risk at the Board of Directors level, the Board’s standing committees also focus on risk exposure as part of their ongoing responsibilities:

Committee of the Board	Areas of Risk Oversight	Additional Information
Audit Committee	Responsible for the oversight of policies and processes pertaining to the Company’s enterprise risk management program and specifically considers risks and controls relating to, among other things, data security and the Company’s financial statements and financial reporting processes.

The Company’s Audit Services department assists the Audit Committee and the Board in their oversight of enterprise risk management by ensuring that key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

Compensation Committee	Responsible for reviewing the Company’s compensation policies and practices and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices.

The Compensation Committee conducts an annual risk assessment related to the Company’s compensation programs. For more information, see the discussion beginning on page 49 regarding the Company’s compensation policies and practices.

Governance and Nominating Committee	Responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk.

In addition, the Governance and Nominating Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.

Finance Committee	Responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks.	The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, and compliance with financial covenants, and uses of the Company’s cash.

Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For our 2016 fiscal year, which ended April 30, 2016, our NEOs included the following individuals:

Officers	Title as of April 30, 2016
William C. Cobb	President and Chief Executive Officer
Gregory J. Macfarlane	Chief Financial Officer(1)
Thomas A. Gerke	Chief Legal Officer(2)
Delos L. (“Kip”) Knight, III	President, U.S. Retail Operations(3)
Jason L. Houseworth	President, U.S. Tax Product Strategy and Development(4)

(1)	Mr. Macfarlane now serves as Senior Vice President, U.S. Retail Products and Operations. Tony G. Bowen was appointed Chief Financial Officer as of May 1, 2016.
(2)	Mr. Gerke now serves as General Counsel and Chief Administrative Officer.
(3)	Mr. Knight now serves as Senior Vice President, U.S. Franchise, Canada, and Australia, and is no longer an executive officer of the Company as of May 1, 2016.
(4)	Mr. Houseworth now serves as Chief Innovation Officer.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

EXECUTIVE SUMMARY

Our executive compensation decisions are influenced by a variety of factors, with the primary goals being to align management’s and shareholders’ interests and to link pay with performance. We evaluate performance over both short term and multi-year periods based on (i) the Company’s financial, operational, and strategic performance, including results for certain key performance metrics and (ii) the Company’s total return to shareholders over time, both on an absolute basis and relative to other companies in the S&P 500 index.

We view compensation practices as an avenue to communicate our goals and standards of conduct and a means to reward executives for their achievements. We believe our executive compensation program is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives. To ensure management’s interests are aligned with those of shareholders and to motivate and reward individual initiative and effort, a substantial portion of our NEOs’ compensation is at-risk and will vary above or below target levels commensurate with Company performance. We emphasize performance-based compensation that appropriately rewards executives for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our short term incentive (“STI”) compensation program, as well as the performance share unit and market stock unit components of our long term incentive (“LTI”) program. Additionally, we further align the interests of our executives with those of shareholders and the long term interests of the Company through stock ownership requirements and grants of restricted share units under our LTI program.

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Superior performance by our executive officers is essential to achieving our goal of increasing shareholder value. As such, a significant portion of our executives’ compensation is at-risk and dependent upon the Company’s financial, operational, and strategic performance, as well as fluctuations in the Company’s stock price. To maximize alignment with shareholders’ interests, we tie a significant portion of NEO compensation to the Company’s actual performance by delivering it in the form of long term, equity-based compensation. The charts below illustrate the mix of fiscal year 2016 target total direct compensation types, using target LTI and STI amounts and actual base salaries, for our CEO and, on average, for our other NEOs. Our CEO and other NEOs did not receive any fiscal year 2016 STI compensation because the Company failed to achieve the pre-established threshold performance criteria approved by the Compensation Committee described further below, demonstrating the alignment of management’s and shareholders’ interests and the link of pay to performance.

For our CEO, the specific components of target total direct compensation for fiscal year 2016 are illustrated by the chart on the left below. The chart shows that 73% of his fiscal year 2016 target total direct compensation was at-risk, with target performance-based equity comprising 80% of his LTI compensation and target performance-based STI compensation comprising 56% of his total target cash compensation. The chart on the right below illustrates the specific components of our other NEOs’ average target total direct compensation for fiscal year 2016. The chart shows that an average of 63% of our other NEOs’ fiscal year 2016 compensation was at-risk, with target performance-based equity comprising 80% of their LTI compensation and target performance-based STI compensation comprising 45% of their target total cash compensation. The components depicted below are more fully described beginning on page 30.

As indicated above, our NEOs did not receive any STI payout for fiscal year 2016 because the Company failed to achieve the pre-established performance metrics approved by the Compensation Committee. As such, for our CEO, the 16% of total target direct compensation shown in the chart above and the 56% of target cash compensation shown in the chart below, were not paid, resulting in cash compensation consisting solely of base salary. The same is true for our other NEOs as it relates to the 21% of total target direct compensation shown in the chart above and the 45% of target cash compensation shown in the chart below.

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The variance between our CEO’s compensation and our other NEOs’ compensation reflects the difference in responsibilities and overall accountability to shareholders. Our CEO’s at-risk compensation is higher than the other NEOs because the CEO bears a greater level of responsibility for the Company’s performance, as he is directly responsible for leading the development and execution of the Company’s strategy and for selecting, retaining, and managing the executive team.

Notably, at our 2015 annual meeting of shareholders, approximately 98% of the votes cast were in favor of our “say-on-pay” management proposal, continuing a multi-year trend of strong support. We view this overwhelming level of support as a clear message from our shareholders that they believe our compensation levels are appropriately aligned with our performance and that they approve of our executive compensation practices generally. We have included charts and tables in this Compensation Discussion and Analysis to enhance our shareholders’ understanding of the compensation of our NEOs. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading “Executive Compensation” beginning on page 50.

FISCAL YEAR 2016 RESULTS AND IMPACT ON COMPENSATION DECISIONS

During fiscal year 2016, the Company completed the divestiture of H&R Block Bank (“HRB Bank”) to BofI Federal Bank (“BofI”), representing the conclusion of a multi-year effort to refocus the Company on its core tax business and to no longer be regulated as a savings and loan holding company. Following the closing of the divestiture transaction, we established a new capital structure to more appropriately reflect the capital needs of the business and to better position the Company for continued shareholder value creation, which included (i) the announcement of a new $3.5 billion share repurchase program, (ii) entering into a new five-year, $2.0 billion Credit and Guarantee Agreement; and (iii) the issuance of $650.0 million of 4.125% Senior Notes due October 1, 2020, and $350.0 million of 5.250% Senior Notes due October 1, 2025. As a part of the share repurchase program, we completed a tender offer and repurchased $1.5 billion of our common stock, and additional repurchases throughout the fiscal year, totaling 56.4 million shares, or 20.5% of outstanding shares.

The 2016 tax season, however, was challenging for the Company, resulting in the following fiscal year 2016 results:

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Total revenues decreased $40.5 million, or 1.3%, to just over $3.0 billion, primarily due to lower worldwide client volumes of 4.1%. Excluding the impact of the bank divestiture and foreign exchange rates, total revenues would have increased 0.5%.

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The Company’s earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) decreased 14.4% to $812.2 million. The Company’s adjusted EBITDA from continuing operations decreased 11.8% to $838.7 million. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP financial measures. For more information regarding financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”) and for a reconciliation of non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, see “Non-GAAP Financial Information” on pages 32 through 34 in Part II, Item 7 to the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2016 filed with the SEC on June 17, 2016.

¡	Earnings per share from continuing operations declined $0.22 to $1.53.

There were a number of positive developments in fiscal year 2016, however, including the following highlights:

¡	Continuing our role as the industry leader in fighting fraud;

¡	Improving our DIY solutions to enhance the client experience, and improving monetization for new and existing DIY clients;

¡	Improving product attach rates for our Peace of Mind® and Tax Identity Shield® products, providing additional value for more clients;

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Continuing our record of making quarterly dividend payments, which, along with the Board’s approval of a 10% increase in the quarterly dividend for fiscal year 2017, is consistent with our strong history of allocating capital to our shareholders; and

¡	Continuing to “Do the Right Thing,” taking care of our clients and delivering for you, our shareholders.

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The Compensation Committee determined that our NEOs would not receive any STI payout for fiscal year 2016 because, as discussed below, the Company achieved the Step One “initial funding performance target,” but failed to achieve pre-established Step Two threshold performance metrics approved by the Compensation Committee for fiscal year 2016. A more detailed description of the Company’s fiscal year 2016 performance, including any required reconciliation to generally accepted accounting principles, can be found in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016, as filed with the SEC.

In an effort to design our executive compensation program to align the interests of our executives with those of our shareholders, we have formed a program with substantial emphasis placed on long term compensation and retention, which ties the compensation of our executives to the long term increase in value of the Company and creates incentives to attract and retain top quality executive talent in the future. The Compensation Committee will continue to focus on performance factors when designing our executive compensation program in order to ensure that the relationship among Company performance, our shareholders’ interests, and our executives’ compensation remains strong. For fiscal year 2017, the Compensation Committee took a measured approach when making determinations regarding the NEOs base salaries and STI and LTI opportunities, which are summarized in the following chart. Additional discussion of these compensation decisions can be found beginning on page 30.

Compensation Element	Compensation Committee Action for Fiscal Year 2017
CEO Compensation

The Committee determined there would be no increase in the target total direct compensation for Mr. Cobb for fiscal year 2017, and Mr. Cobb’s fiscal year 2017 target compensation would remain at the levels set for fiscal year 2016. Mr. Cobb’s target total direct compensation approximates the median of our peer group.

Other NEO Compensation

For fiscal year 2017, the Committee also determined there would be no increases in the target total direct compensation for the other NEOs, and target total direct compensation would remain at the levels set for fiscal year 2016.

Incentive Plan Metrics

The Committee selected incentive plan metrics for fiscal year 2017 STI and LTI compensation that continue to focus on propelling growth and overall Company performance through utilization of revenue, pre-tax earnings, market share, EBITDA from continuing operations, year-over-year EBITDA growth, and return on invested capital, as well as total shareholder return on an absolute basis and relative to other companies.

RELATIONSHIP BETWEEN COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

A primary goal of our executive compensation program is to directly link a significant portion of executive pay to Company performance. We aim to closely align executive pay with Company performance by:

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In response to the EBITDA and client volume declines experienced in fiscal year 2016 as described above, adding a market share element to Step Two of the STI methodology, and tying PSUs directly to year-over-year EBITDA growth;

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Continuing the performance share plan and market stock unit plan in which the number of shares earned upon vesting, if any, depends on performance against specified goals with “cliff” vesting of earned shares at the end of a three-year period;

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Retaining an equity mix for executive LTI compensation that increases the focus on performance-based awards and total shareholder return on an absolute basis and relative to other companies by (i) not employing stock options as part of our annual LTI program and (ii) weighting LTI heavily in performance share units and market stock units, for each of which the number of shares earned upon vesting, if any, depends on performance against specified goals measured over a full three-year period;

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Continuing our stock ownership guidelines, as modified, to require that (i) our CEO own shares, or share equivalents held in the Company’s benefit plans, with a total value equal to six times his or her base salary and (ii) each executive must retain a specified percentage of covered shares until he or she satisfies the applicable ownership requirement;

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Prohibiting under both the Company’s 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) and the 2013 Plan, the repricing of stock options and stock appreciation rights and cash buyouts of underwater stock options and stock appreciation rights, and imposing a minimum vesting period for executive equity awards;

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Maintaining an Insider Trading Policy that prohibits directors and executives from holding Company stock in a margin account or pledging Company stock as collateral for a loan, which we believe effectively aligns each director’s and executive’s interests with those of our shareholders;

¡	Adopting a stated intent to not provide golden parachute excise tax gross-ups for Company executives; and

¡	Continuing to impose a “double-trigger” on acceleration of equity awards that result from termination following a “change in control” of the Company.

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EXECUTIVE COMPENSATION PRACTICES

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long term interests.

	Executive Compensation Practices We Have Implemented (What We Do)		Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
✓

We tie pay to performance by ensuring that a significant portion of target compensation is performance-based and at-risk. We set clear financial goals for corporate and business unit performance and differentiate among individual executives based on individual performance against pre-set objectives.

For fiscal year 2016, 73% of CEO target total direct compensation was performance-based and at-risk.

		✗	We do not have employment contracts with executives except for the agreement with Mr. Cobb, our CEO, with a term ending September 1, 2018.
✓	We review market data sourced from our peer group of companies and general industry, and utilize tally sheets when making executive compensation decisions.	✗	We do not provide excise tax gross-ups, and we do not have a supplemental executive retirement plan that provides benefits to the NEOs that are not available to all employees.
✓	We mitigate undue risk through substantial emphasis on long term equity incentives and utilizing caps on potential payments, clawback provisions, reasonable retention strategies, performance targets, and appropriate Board and management processes to identify and manage risk.	✗	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company.
✓	We have modest post-employment and change in control provisions that generally apply to all executive officers.	✗	We do not have individual change in control agreements, except for certain provisions in Mr. Cobb’s employment agreement.
✓	We generally prohibit accelerated vesting of equity awards after a change in control for executives who voluntarily separate from the Company (i.e., we generally require a “double-trigger”).	✗	We do not pay dividends on any unvested long term equity awards or unearned performance-based equity awards. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned.
✓	We provide only minimal perquisites that we believe have a sound benefit to the Company’s business.	✗	We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.
✓	We have stock ownership and retention guidelines that we believe align management and shareholder interests.	✗	We expressly prohibit hedging, pledging and the use of margin accounts related to our stock.
✓	We impose minimum vesting periods for all executives’ equity awards.	✗	We expressly prohibit the repricing of stock options and stock appreciation rights. We do not allow cash buyouts for underwater stock options or stock appreciation rights.
✓	Our Compensation Committee benefits from the use of an external, independent compensation consulting firm that it retains.	✗	The Compensation Committee does not allow its compensation consulting firm to provide any other services to the Company.

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Results of 2015 Advisory Vote to Approve Named Executive Officer Compensation

The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation (commonly known as a “say-on-pay” vote). At our 2015 annual meeting of shareholders held on September 10, 2015, our shareholders approved our fiscal year 2015 compensation awarded to our NEOs with approximately 98% of the votes cast in favor of the proposal. We view this overwhelming level of support as a clear message from our shareholders that they believe our compensation levels are appropriately aligned with our performance and that they approve of our executive compensation practices generally. We value the opinions of our shareholders and consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs.

Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design features of our executive compensation program in fiscal year 2017, with certain changes to short term and long term incentive compensation elements to further align our compensation program with our current strategic focus, as further described below in this Compensation Discussion and Analysis. The Compensation Committee believes that our core design features continue to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ LTI awards being performance-based and at-risk, strengthen the alignment of their interests with the interests of our shareholders. The Committee values shareholder feedback regarding executive compensation matters and takes shareholder views into account when evaluating the Company’s compensation programs. For example, based in part on feedback received from certain shareholders, the Committee decided to replace the average return on equity performance threshold used in prior years for market stock units with a performance threshold based on average return on invested capital for market stock units granted in fiscal years 2016 and 2017, as it believes the investment community considers this metric to be a more effective measure of capital efficiency. The Compensation Committee will continue to routinely evaluate and, as appropriate, take into account the views of our shareholders to enhance the design of our compensation program.

EXECUTIVE COMPENSATION BENCHMARKS AND TARGETS

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent external compensation consultant, to benchmark the Company’s executive compensation relative to its peer companies. FW Cook assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation practices and in benchmarking our executive compensation program and our executives’ targeted total direct compensation against that market each year. We benchmark our executive compensation practices relative to publicly disclosed information for a specific group of peer companies, which for fiscal year 2016 is set forth on page 43 under the heading “Peer Group” (the “Peer Group”). We also review compensation data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on total revenue for each of the NEOs. For fiscal year 2016, these survey sources were the Aon Hewitt Total Compensation Measurement Executive Survey and the Towers Watson CDB General Industry Executive Compensation Survey. The Compensation Committee reviews summary survey and peer group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.

Our philosophy is to target total direct compensation (which consists of base salary plus targeted annual STI compensation plus targeted LTI grant values) for our NEOs near the median market rate, on average, taking into account the Company’s size relative to our Peer Group. Under this approach, target total direct compensation for specific executives may be above or below market median due to multiple factors, including experience, role and responsibilities, individual performance, and readiness for promotion or growth potential. The Compensation Committee generally sets performance objectives under the STI and LTI plans so that targeted total direct compensation levels can be achieved only when targeted financial, operational, and strategic goals are met. Consequently, actual pay realized by executives will vary above or below the targeted level based on the degree to which specific performance objectives are attained.

For a more detailed explanation of our methodology for calculating compensation packages for our executives, see the “Compensation Methodology and Calculation” section on page 43.

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EXECUTIVE COMPENSATION PROGRAM SUMMARY

The pay packages for our executive officers, including our NEOs, contain a mix of elements based on an individual’s responsibilities and performance, as well as the Company’s performance against specific pre-established annual and multi-year financial, operational, and strategic performance goals.

For awards that are based on the Company’s performance, our specific decisions regarding the setting of performance goals focus on certain metrics that relate to our business plan and strategic priorities and that we believe are the most critical value drivers of the business, such as revenue, earnings, earnings before interest, taxes, depreciation, and amortization, or EBITDA, earnings before interest and taxes, or EBIT, market share, and average return on invested capital. Actual performance goals, as well as strategic priorities, vary from year to year based on the business environment and the Compensation Committee’s determination of goals that it believes are important for a particular year.

Unlike target incentive compensation levels, which are set by the Compensation Committee near the beginning of each fiscal year, actual incentive compensation is a function of the Company’s financial, operational, strategic, and absolute and relative stock performance, as reflected through STI payouts, payouts of LTI performance share units and market stock units, and the value of all LTI awards. A substantial portion of our executives’ actual compensation is intended to be at-risk and to vary above or below target levels commensurate with Company performance.

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The chart below summarizes the elements and objectives of our fiscal year 2016 compensation program for our executive officers, including our NEOs.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates for level of responsibility, experience, and sustained individual performance.	Fixed cash component based on experience, role and responsibilities, individual performance, and market data. Reviewed annually and adjusted when appropriate.	page 31
Short Term Incentive	Motivates and rewards achievement of pre-established annual financial, operational, and strategic performance objectives.	A variable cash component designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.	page 32
Long Term Incentive	Motivates and rewards achievement of multi-year performance objectives that enhance shareholder value.

Equity-based compensation designed to support multiple objectives. For fiscal year 2016, the incentive was delivered through a mix of performance share units, market stock units, and restricted share units.

page 35
Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability, thus supporting our attraction and retention objectives.	Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits.	page 41
Perquisites	Provides benefits that promote health and work-life balance, thereby supporting our attraction and retention objectives.	Perquisites are an immaterial component of our executive compensation program and are below the market median for our Peer Group.	page 41
Deferred Compensation Plan	Allows executives to defer compensation in a tax-efficient manner, thereby supporting our attraction and retention objectives.	Executives can elect to defer base salary and STI compensation.	page 53
Executive Severance Plan	Encourages executives to act in the best interests of our shareholders, while supporting attraction and retention objectives and ensuring the orderly succession of talent.	Benefits are contingent in nature, payable only if a participant’s employment is terminated without cause or termination occurs after a change in control (known as a “double-trigger”). Double-trigger applies to both cash severance and equity vesting.	page 55

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

Our executive compensation program consists of the following components: base salary, STI, LTI, retirement, health and welfare benefits, a minimal amount of perquisites, a deferred compensation plan, and an executive severance plan. Each of our compensation components fulfills one or more of our objectives of attracting, motivating, rewarding, and retaining a high-performing executive team.

Our Compensation Committee annually reviews tally sheets of all components of compensation for our CEO and other executive officers. This review encompasses all forms of compensation, including base salary, STI, LTI, health and welfare benefits, perquisites, and benefits under our executive severance plan, group life insurance program, qualified retirement plan,

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and nonqualified deferred compensation plan. As a part of this process, the Compensation Committee also reviews potential executive termination costs for each of our executive officers, including potential payments upon termination in connection with a “change in control.” Our Compensation Committee evaluates these elements and, under its charter, has authority to approve certain matters and make recommendations to the Board regarding matters requiring Board approval (such as certain actions related to severance or change in control provisions).

Except as otherwise noted, the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members as well as input from the Committee’s independent compensation consultant.

Base Salary

We establish base salaries at levels designed to enable us to attract and retain talented executives and to reward and motivate consistent high performance over a sustained time period. We determine executive base salaries based on the executive’s experience, role and responsibilities, individual performance, and market data for similar positions among comparable companies within our industry and among our Peer Group. Annual merit increases for NEOs, other than the CEO, are based on evaluation of their performance by the CEO and the Compensation Committee, as well as the Company’s performance and outlook for the upcoming fiscal year. Annual merit increases are not automatic or guaranteed from year to year; adjustments, if any, take into account the executive’s experience, role and responsibilities, individual performance, and market data for similar positions among comparable companies within our industry and among our Peer Group.

For fiscal year 2016, base salaries for our NEOs were as follows:

Officers	Annual Base Salary as of April 30, 2016 ($)	% Increase from Fiscal Year 2015
William C. Cobb	$995,000	0.0%
Gregory J. Macfarlane	$612,000	2.0%
Thomas A. Gerke	$550,000	5.8%
Delos L. (“Kip”) Knight, III	$525,000	5.0%
Jason L. Houseworth	$420,000	5.0%

Mr. Cobb’s fiscal year 2016 base salary remained unchanged from his base salary in fiscal year 2015. The fiscal year 2016 salary increases for Messrs. Macfarlane, Gerke, Knight, and Houseworth were intended to recognize their individual performance in fiscal year 2015, their specific roles and responsibilities, and their overall contributions to the strategic direction of the Company, as well as to bring their total targeted cash compensation closer to market median for executive positions of similar strategic importance within our Peer Group and the general market environment.

In July 2016, the Compensation Committee approved the fiscal year 2017 base salaries shown in the table below for our NEOs who are currently serving as executive officers. As shown in the table, based on the Company’s financial performance in fiscal year 2016, the Compensation Committee determined that there would be no increases in fiscal year 2017 base salaries.

Officers	Fiscal Year 2017 Salary ($)	% Increase from Fiscal Year 2016
William C. Cobb	$995,000	0.0%
Gregory J. Macfarlane	$612,000	0.0%
Thomas A. Gerke	$550,000	0.0%
Jason L. Houseworth	$420,000	0.0%

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Mr. Bowen, who was appointed as Chief Financial Officer of the Company effective May 1, 2016, will receive a fiscal year 2017 salary of $400,000. Additional information regarding Mr. Bowen’s fiscal year 2017 compensation can be found on page 55.

Short Term Incentive Compensation

STI compensation is performance-based and at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured over annual time horizons. Our executive STI compensation program under the H&R Block Executive Performance Plan (“Executive Performance Plan”) approved by our shareholders is designed to compensate executives primarily for achieving pre-established annual financial, operational, or strategic performance objectives that relate to our fiscal year business plan. STI compensation for our executive officers is determined under a two-step approach. The two-step approach is designed with the intent to qualify the STI awards under the Executive Performance Plan as “performance-based compensation” under Internal Revenue Code (“IRC”) Section 162(m) and to enable the Company to deduct the amount of the STI awards to the greatest extent permitted under IRC Section 162(m).

Under Step One of the methodology, the Compensation Committee approves a specific STI “initial funding performance target,” or threshold level of performance, within ninety days after the beginning of the fiscal year. In setting the initial funding performance target, the Compensation Committee uses one or more of the specific performance criteria identified in the Executive Performance Plan. Under Step Two of the methodology, the CEO, in consultation with other senior executives, proposes separate performance objectives that are then reviewed by the Compensation Committee in consultation with its independent compensation consultant. These separate performance objectives are generally based on our fiscal year business plan. After the Compensation Committee makes any changes to these performance objectives that it considers appropriate, the Compensation Committee approves the objectives for use with respect to our executive officers.

Following the end of the fiscal year, the Compensation Committee reviews the Company’s performance measured against the initial funding performance target set in Step One and the separate performance objectives set in Step Two. Failure to achieve the initial funding performance target for the applicable objective set in Step One would result in no payouts being made under the Executive Performance Plan. Achievement of the initial funding performance target set in Step One results in potential funding of the STI payments for the applicable executive officers at the maximum payout level. In such event, the Compensation Committee is permitted under IRC Section 162(m) to exercise its discretion to reduce, but not increase, the potential funding amount to the actual amounts to be paid to each executive, if any, based primarily on performance against the separate performance objectives applicable to each executive officer set in Step Two. The Compensation Committee uses this negative discretion to reduce the actual payout, as it deems appropriate, based on the Company’s performance relative to these pre-determined performance objectives and on the Compensation Committee’s evaluation of financial, operational, strategic, and individual performance.

Our planning cycle generally occurs in the summer and early fall. This methodology allows us to set Step Two performance objectives after the planning cycle but before the start of the subsequent tax season. We believe this timing is appropriate due to the seasonal nature of our tax business, which delivers the majority of the Company’s revenues in the last four months of our fiscal year, which is the period from January through April of each year.

Maximum and threshold performance objectives are set above and below the target objectives to establish an appropriate relationship between actual Company performance and the executives’ STI compensation. Because they are subject to the Company’s attainment of performance objectives, STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk, thereby aligning their compensation with shareholders’ interests. These target opportunities are also intended to provide competitive total cash compensation opportunities within our pay positioning context discussed above. Performance criteria and objectives are subject to adjustment as is necessary to prevent reduction or enlargement of an award based on various events occurring during the course of the applicable performance period that distort the criteria applicable to any performance objective. Such events generally include the following:

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Any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, discontinuation, sale of assets, or other similar corporate transaction or event;

¡	Any changes in applicable tax laws or accounting principles; or

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	32

¡

Any unusual, extraordinary or nonrecurring events (as described in Financial Accounting Standards Board Accounting Standards 225-20 “Extraordinary and Unusual Items” (or any successor provision) or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year).

Ultimate STI payouts can range from 0% to 200% of each current NEO’s target STI opportunity, subject to certain limitations contained in the Executive Performance Plan and, for Mr. Cobb, limitations contained in his employment agreement. The terms of Mr. Cobb’s employment agreement, including amendments thereto, are set forth below under the heading “William C. Cobb Employment Agreement” beginning on page 54.

Each year, the Compensation Committee approves a target opportunity for STI compensation for each of our executive officers that is a percentage of such executive officer’s base salary. The target opportunities applicable to our NEOs for fiscal years 2016 and 2017 are set forth below under “Targeted vs. Actual STI Awards” and “Actions Pertaining to Fiscal Year 2017 STI Compensation,” respectively. The variance between our CEO’s STI target opportunity and other NEOs’ opportunities reflects the difference in responsibilities and overall accountability to shareholders. Also, to ensure alignment with shareholders’ interests, a larger portion of our CEO’s annual cash opportunity is at risk.

Actions Pertaining to Fiscal Year 2016 STI Compensation

In June 2015, the Compensation Committee approved the use of earnings before interest and taxes, or EBIT, from continuing operations in the amount of $631.0 million as the initial funding performance target for fiscal year 2016 STI compensation for our executive officers. Following completion of the planning cycle for the 2016 tax season, the Compensation Committee approved the separate fiscal year 2016 STI performance criteria and objectives applicable to our executive officers. These separate fiscal year 2016 STI performance criteria and objectives, shown below, focus on driving revenue and earnings growth to enhance the ultimate performance of the Company as a whole. These criteria and objectives are disclosed in the limited context of our executive compensation program, and should not be deemed to apply in other contexts.

Goal	Criteria	Threshold	Target	Maximum	Weight
Propel Growth	Revenue from Continuing Operations(1)	$3,059.8	$3,183.0	$3,274.3	50%
Focus on ultimate performance of the Company as a whole	Pre-Tax Earnings from Continuing Operations(2)	$611.4	$671.9	$732.3	50%

(1)	Revenue from Continuing Operations includes consolidated revenue for fiscal year 2016 attributable to continuing operations (in millions).
(2)	Pre-Tax Earnings from Continuing Operations includes consolidated net earnings for fiscal year 2016 attributable to continuing operations before the deduction of income taxes (in millions).

The Compensation Committee selected these criteria because it determined that they represented key business drivers of shareholder value over the shorter term. The targets were set following the Board’s review and approval of our fiscal year 2016 operating plan. The performance targets were set to reward strong management performance, and balance top line metrics (Revenue from Continuing Operations) with bottom line metrics (Pre-Tax Earnings from Continuing Operations). The Compensation Committee believes such a balance drives the appropriate amount of focus on propelling growth through revenue without detracting from the ultimate performance of the Company as a whole.

Targeted vs. Actual STI Awards

The following formula was used to calculate the payout awarded for fiscal year 2016 STI compensation for our executive officers:

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Our NEOs did not receive any fiscal year 2016 STI compensation because the threshold performance criteria for fiscal year 2016 STI compensation for our executive officers, as discussed above, were not met. In determining the level of achievement of the performance goals, the calculations of the results for the performance criteria were subject to adjustment pursuant to the types of adjustments that the Compensation Committee approved at the time it set the 2016 STI performance goals and objectives. However, there were no such adjustments that would have caused there to be any payout for fiscal year 2016. Revenue from continuing operations for fiscal year 2016 decreased by 1.3% to $3.038 billion. Pre-tax earnings from continuing operations decreased by 23.3% to $569.5 million, due primarily to lower client volumes, operational impacts of BofI offering certain financial products and services, incremental marketing spend, and costs associated with changes to our capital structure including the divestiture of HRB Bank.

Target opportunities for fiscal year 2016, as a percentage of base salary, for our NEOs (other than Mr. Cobb) increased from fiscal year 2015, as follows: Mr. Macfarlane, 80% to 85%; Mr. Gerke, 75% to 80%; Mr. Knight, 75% to 80%; and Mr. Houseworth, 70% to 75%. Mr. Cobb’s target opportunity equals 125% of his salary and was set under the terms of his employment agreement, as amended. The increases in target opportunities for Messrs. Macfarlane, Gerke, Knight, and Houseworth for fiscal year 2016 were in recognition of their individual performance in fiscal year 2015, their specific roles and responsibilities, and their overall contributions to the strategic direction of the Company, as well as to bring their total targeted cash compensation closer to market median for executive positions of similar strategic importance within our Peer Group and the general market environment. The table below shows the target opportunities and actual awards under our fiscal year 2016 STI program for each of our NEOs:

Officers	Target Opportunity (as a% of Base Salary)	Target Opportunity ($)	Actual Award ($)
William C. Cobb	125%	$1,243,750	$0
Gregory J. Macfarlane	85%	$520,000	$0
Thomas A. Gerke	80%	$440,000	$0
Delos L. (“Kip”) Knight, III	80%	$420,000	$0
Jason L. Houseworth	75%	$315,000	$0

Actions Pertaining to Fiscal Year 2017 STI Compensation

In July 2016, the Compensation Committee approved fiscal year 2016 target STI opportunities for our NEOs who are currently serving as executive officers as follows:

Officers	Target Opportunity (as a% of Base Salary)	Target Opportunity ($)
William C. Cobb	125%	$1,243,750
Gregory J. Macfarlane	85%	$520,000
Thomas A. Gerke	80%	$440,000
Jason L. Houseworth	75%	$315,000

Mr. Cobb’s fiscal year 2017 target opportunity of 125% of his base salary was set under the terms of his employment agreement. Based on the Company’s financial performance in fiscal year 2016, the Compensation Committee determined that there would be no increases in fiscal year 2017 target STI opportunities for NEOs who continue to serve as executive officers. Additionally, the Committee approved a fiscal year 2017 target STI opportunity for Mr. Bowen, who was appointed as Chief Financial Officer of the Company effective May 1, 2016, of 75% of his base salary, or $300,000. Additional information regarding Mr. Bowen’s fiscal year 2017 compensation can be found on page 55.

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For fiscal year 2017, the Board again utilized the two-step approach described above for determining the design of STI compensation applicable to our executive officers. In July 2016, the Compensation Committee approved a specified level of the Company’s earnings before interest and taxes, or EBIT, from continuing operations as the specific STI “initial funding performance target,” or threshold level of performance. The two-step approach is designed with the intent to qualify payments under the STI plan as “performance-based compensation” under IRC Section 162(m) and to enable the Company to deduct the amount of the payments to the greatest extent permitted under IRC Section 162(m). In July 2016, the Compensation Committee set the separate performance objectives applicable to our executive officers for fiscal year 2017, as well as the permitted types of adjustments. The Compensation Committee again selected Revenue from Continuing Operations and Pre-Tax Earnings as the Step Two objectives, and added a new market share element in fiscal year 2017, in order to balance top line metrics (Revenue from Continuing Operations) with bottom line metrics (Pre-Tax Earnings from Continuing Operations), while focusing on arresting client decline. The market share element acts as a multiplicative modifier to the initial payout level, if any, as determined under the Revenue from Continuing Operations and Pre-Tax Earnings from Continuing Operations metrics. The market share modifier increases or decreases the initial payout, based on a predetermined schedule of year-over-year change in market share, such that the final payout amount will range from 50% to 120% of the initial payout amount.

Long Term Incentive Compensation

We believe that a significant portion of each NEO’s compensation should depend on the amount of long term value we create for our shareholders. Our LTI compensation is equity-based and is designed to support multiple objectives, including (i) aligning management’s interests with those of our shareholders, (ii) tying compensation to the attainment of long term financial and operating goals and strategic objectives, thereby mitigating incentives for management to pursue short term objectives at the expense of long term value creation, (iii) ensuring that realized compensation reflects changes in shareholder value over the long term, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

Historically, we have awarded equity-based compensation on an annual basis, within ninety days of the beginning of each fiscal year, in order to align awards with our performance and achievement of business goals. From time to time, we also award equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award. The amount of equity-based compensation awarded in these circumstances is based on the executive’s role and responsibilities, long term potential, or individual or Company performance. The award amount is also guided by market data for positions of similar scope and responsibility.

Actions Pertaining to Fiscal Year 2016 LTI Compensation

For fiscal year 2016, our NEOs received a mix of equity-based incentive awards consisting of approximately 50% of value in performance share units, 30% of value in market stock units and 20% of value in time-based restricted share units, each of which are explained below. We weighted the mix of equity-based compensation so that our NEOs received a greater portion of LTI compensation in performance-based equity vehicles, such as performance share units and market stock units, as compared to time-based equity vehicles, such as restricted share units. As a result, a substantial portion of our NEOs’ equity-based compensation is at-risk and aligned with shareholders’ interests. The portion delivered in time-based restricted share units is intended to serve as an ongoing retention tool and a continuing link to shareholder value, given that the value of the restricted share units increases only to the extent that the Company’s stock price increases. Additional detail regarding the forms of LTI compensation awarded as part of the fiscal year 2016 annual LTI compensation grant is provided below.

Performance Share Units

For fiscal year 2016, our executive officers, including our NEOs, received 50% of their annual LTI compensation in the form of performance share units. We believe the performance share units appropriately reflect our compensation philosophy by establishing a clear connection between the compensation of our NEOs and the achievement of performance goals that are important for long term value creation.

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A participating executive has the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against a pre-established performance metric. This initial payout is then modified based on the

Company’s total shareholder return (“TSR”)
over the performance period relative to the
S&P 500. The TSR modifier increases or
decreases the initial payout by up to 25% of the
initial payout amount (for a modifier ranging
from 75% to 125% of the initial payout amount,
as shown in the chart to the right). As a result
of the TSR modifier, a participating executive
may receive a maximum final number of
earned performance share units of up to 250%

H&R Block Percentile Rank Among S&P 500	TSR Modifier*
Upper Quintile (80th percentile and above)	125.0%
4th Quintile (60th to 80th percentile)	108.3%—125.0%
3rd Quintile (40th to 60th percentile)	91.7%—108.3%
2nd Quintile (20th to 40th percentile)	75.0%—91.7%
Lower Quintile (below 20th percentile)	75.0%
* Linear interpolation will be used to determine the exact TSR modifier percentage.

of such executive’s target. This maximum earned amount can only be achieved if the award’s maximum performance goals are met and the Company’s TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to other S&P 500 companies. The following formula is used to calculate the final number of earned performance share units:

For performance share units granted in fiscal year 2016, performance is measured over a three-year period beginning on May 1, 2015 and ending on April 30, 2018 and the applicable performance metric is the Company’s earnings before interest, taxes, debt and amortization, or EBITDA, from continuing operations. The Compensation Committee selected EBITDA from continuing operations as the fiscal year 2016 performance metric because it believes this metric is a critical driver of sustained value creation over the longer term. At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting final number of performance share units earned by each executive officer. There are no dividends paid on outstanding performance share units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the performance share units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that ultimately vest. Performance share units do not carry voting rights.

Market Stock Units

For fiscal year 2016, our executive officers, including our NEOs, received 30% of their annual LTI compensation in the form of market stock units. If certain performance thresholds are met, a participating executive has the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the ratio of the average of the Company’s stock price for the fifteen consecutive trading days prior to the grant date (“Grant Date Price”) and the average of the Company’s stock price for the fifteen consecutive trading days beginning on the date the Company’s Annual Report on Form 10-K is filed with the SEC for the last fiscal year within the performance period (“Ending Date Price,” which is the end of fiscal year 2018). In June 2015, the Compensation Committee selected this measurement period for stock price performance for grants in fiscal year 2015 to ensure that results relating to years prior to the performance period do not unduly influence the performance measurement and results relating to years within the performance period do appropriately influence the performance measurement.

Performance is measured over a three-year performance period beginning on May 1, 2015 and ending on April 30, 2018, with the applicable performance metrics established within ninety days of the beginning of the performance period and the cumulative results for the three-year period determining whether any shares of common stock are payable upon vesting of the market stock units following the end of the three-year period.

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The vesting of market stock units is subject to two thresholds, both of which must be satisfied for any payout to occur. First, the Ending Date Price must be greater than or equal to 50% of the Grant Date Price. Second, the Company’s average return on invested capital based on after-tax net operating profit and average invested capital during the three-year performance period, each as defined in the award agreement, must be greater than or equal to 14%. In June 2015, the Compensation Committee determined to utilize average return on invested capital (rather than average return on equity) as the second of these thresholds for market stock units granted in fiscal year 2016, as it believes the investment community considers this metric to be a more effective measure of capital efficiency.

Failure to attain either of these thresholds would result in forfeiture of the entire market stock unit award. The total number of market stock units earned by participating executives, if any, is equal to the number of market stock units granted on the grant date multiplied by the ratio of the Ending Date Price to the Grant Date Price. The following formula is used to calculate the final number of earned market stock units:

At the end of the performance period, the Compensation Committee will certify the performance results and percentage payout, as well as the resulting number of market stock units earned by each executive officer. There are no dividends paid on outstanding market stock units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the market stock units, in addition to receiving the number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that ultimately vest. Market stock units do not carry voting rights.

Restricted Share Units

For fiscal year 2016, our executive officers, including our NEOs, received 20% of their annual LTI compensation in the form of restricted share units. There are no dividends paid on outstanding restricted share units during the vesting period, but dividend equivalents accumulate during the vesting period. Upon vesting of the restricted share units, in addition to receiving the applicable number of shares of common stock, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on such shares. Restricted share units do not carry voting rights.

Fiscal Year 2016 LTI Vesting Provisions

Performance share units and market stock units generally vest, if at all, on the third anniversary of the grant date. Restricted share units generally vest in one-third annual increments beginning on the first anniversary of the grant date. However, certain special grants, including the grants described below under “December 2015 Special Recognition Awards,” may have a different vesting schedule.

An executive generally will forfeit his or her equity award upon voluntary termination of employment or termination for cause prior to the vesting date, but will receive a full vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s death or disability more than one year following the grant date, and will receive pro-rata vesting of his or her awards (as determined based upon the attainment of performance goals, when applicable) in the event of the executive’s retirement more than one year following the grant date. For performance share units and market stock units, an executive will receive pro-rata vesting of the awards, as determined based upon the attainment of applicable performance goals, in the event of the executive’s involuntary termination without cause more than one year following the grant date. Unvested restricted share units are forfeited upon an executive’s involuntary termination without cause.

For performance-based awards, after a change in control the Compensation Committee may in its discretion waive the performance goals that apply to such performance-based awards. If it does, the units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the executive will receive all or a pro-

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rata portion of the award in the event of certain forms of termination that occur in connection with or following the change in control. For restricted share units, the executive will receive full vesting in the event of certain forms of termination (as set forth in the award agreement governing the grant) in connection with a change in control.

Mr. Cobb’s fiscal year 2016 equity-based compensation awards contain modified vesting provisions providing that his voluntary retirement after reaching age 60 will not result in the forfeiture of any equity awards outstanding for more than one year prior to such retirement; rather, the entire equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates. Additionally, Mr. Cobb is subject to a covenant against solicitation of employees that is two years following his last day of employment.

Fiscal Year 2016 LTI Compensation Awards

For fiscal year 2016, we awarded our NEOs performance share units, market stock units, and restricted share units in the following amounts:

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
William C. Cobb	$5,500,000	87,916	57,015	37,100
Gregory J. Macfarlane	$1,200,000	19,182	12,440	8,095
Thomas A. Gerke	$1,100,000	17,584	11,403	7,420
DelosL. (“Kip”) Knight, III	$1,100,000	17,584	11,403	7,420
Jason L. Houseworth	$900,000	14,387	9,330	6,071

(1)

Represents the value of our LTI compensation awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718 presented in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 50 and 51, respectively. For assumptions used in the valuation models, refer to Note 11 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016, as filed with the SEC. In such Annual Report on Form 10-K, Note 11 references “performance-based share units,” which include performance share units and market stock units.

All of the awards shown in the table above had a grant date of June 30, 2015. The performance share units and market stock units will vest, if at all, on the third anniversary of the grant date and the restricted share units will vest in one-third annual increments beginning on the first anniversary of the grant date.

Actions Pertaining to Fiscal Year 2017 LTI Compensation

At the beginning of fiscal year 2017, the Compensation Committee carefully considered the mix of equity-based compensation for executive officers and determined that the current equity mix continues to strike the appropriate balance among rewarding, motivating and retaining our executives. The Committee determined that this equity mix properly motivates our executives to work towards achieving our long term objectives and further aligns their interests with the interests of our shareholders. As a result, our executive officers, including our NEOs, received 50% of their annual LTI compensation for fiscal year 2017 in performance share units, 30% in market stock units and 20% in time-based restricted share units. The payment structures, vesting schedules, terms and conditions of the fiscal year 2017 equity-based compensation are substantially similar to those of the fiscal year 2016 equity-based compensation described above under the heading “Actions Pertaining to Fiscal Year 2016 LTI Compensation” beginning on page 35. The following changes, among others, were made to the fiscal year 2017 performance share units and market stock units, as set forth in the revised award agreements filed with the Company’s Current Report on Form 8-K filed on July 22, 2016:

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For fiscal year 2017 performance share units, market stock units, and restricted share units, the grant date of the awards was July 18, 2016, but the awards retained the standard June 30 vesting schedule, to align vesting of fiscal year 2017 awards with historical annual grants;

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¡	For fiscal year 2017 performance share units:

-

the EBITDA performance condition is measured by a pre-set targeted range (threshold, target, and maximum) of year-over-year EBITDA growth that has been set by the Committee and applies, without change, for each year of the three-year performance period. The calculated payout percentages for each of the three individual years are averaged to determine the number of PSUs that ultimately vest. This is a change from the prior performance condition, which was based upon cumulative three-year EBITDA, as described below;

-	the maximum number of performance share units that may be earned is now limited to 200% of a participating executive’s target, whereas the prior program permitted payouts of up to 250% of target; and

-

the “Peer Companies” used in the relative TSR calculation will initially be set as the component companies of the S&P 500 at the outset of the three-year performance period, and (i) companies that fall out of the index during the performance period due to market capitalization changes will remain in the calculation, (ii) companies that become bankrupt or insolvent during the performance period will remain in the calculation, but a $0 ending stock price will be used in the calculation; and (iii) companies that fall out of the index during the performance period for any other reason will be removed from the calculation. This is a change from the prior calculation, which removed all companies that cease to be index members during the performance period, regardless of reason.

Mr. Cobb’s fiscal year 2017 equity-based compensation awards contain the same modified vesting provisions and covenant against solicitation of employees as his fiscal year 2016 equity-based awards, as described above under “Fiscal Year 2016 LTI Vesting Provisions.” In addition, for fiscal year 2017 awards, the Compensation Committee determined to use the same modified award agreements for Mr. Gerke’s equity-based compensation.

Fiscal Year 2017 LTI Compensation Awards

In July 2016, we awarded annual LTI compensation grants for fiscal year 2017 to our NEOs who are currently serving as executive officers as follows:

Officers	Award Value ($)(1)	Performance Share Units (#)(1)	Market Stock Units (#)(1)	Restricted Share Units (#)(1)
William C. Cobb	$5,500,000	108,098	65,192	46,006
Gregory J. Macfarlane	$1,200,000	23,585	14,224	10,038
Thomas A. Gerke	$1,100,000	21,620	13,039	9,202
Jason L. Houseworth	$900,000	17,689	10,668	7,529

(1)

Represents the value of our annual LTI compensation program awards, which are subject to rounding. These award values are converted into: (i) the number of performance share units and market stock units based on the Monte Carlo valuation model as of the grant date and (ii) the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of performance share units, market stock units, or restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, such rounded numbers are reflected in the chart above. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718.

Based on the Company’s financial performance in fiscal year 2016, the Compensation Committee determined that there would be no increases in fiscal year 2017 LTI awards for NEOs who continue to serve as executive officers. Additionally, Mr. Bowen, who was appointed as Chief Financial Officer of the Company effective May 1, 2016 received the following LTI compensation grants for fiscal year 2017: 17,689 PSUs, 10,668 MSUs, and 7,529 RSUs, with a total award value of $900,000 (calculated as described in footnote (1) above).

Vesting and Performance-based Payouts of Fiscal Year 2014 Performance Share Units and Market Stock Units

As previously disclosed, our executive officers, including certain of our NEOs, received performance share units and market stock units in fiscal year 2014. Performance for these performance share units and market stock units was based on a three-

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year period beginning on May 1, 2013 and ending on April 30, 2016. This performance was certified, and the overall payout was approved, by the Compensation Committee in June 2016. The performance share units and market stock units vested on June 30, 2016.

Under the terms of the award agreements for fiscal year 2014 performance share units, a participating executive had the opportunity to earn an initial performance share unit payout, ranging from 0% to 200% of his or her target award, based upon the Company’s performance against pre-established performance metrics. The Committee selected cumulative earnings before interest, taxes, depreciation, and amortization, or EBITDA, from continuing operations as the performance metric for the three-year performance period beginning in fiscal year 2014. This initial payout was then modified based on the Company’s TSR over the three-year period relative to the S&P 500. The TSR modifier could increase or decrease the payout by up to 25% of the initial payout amount. As a result of the TSR modifier, a participating executive could receive a maximum final payout of up to 250% of the performance share units initially granted to such executive. The performance metric and objective (in millions) for the performance period was as follows:

Performance Period	Metric	Threshold	Target	Maximum
May 1, 2013 – April 30, 2016	Cumulative 3 Year EBITDA from Continuing Operations(1)	$2,575.0	$2,788.0	$3,000.0

(1)

Cumulative 3 Year EBITDA includes the cumulative earnings of the Company from continuing operations before interest, taxes, depreciation, and amortization for the three fiscal years ended in 2014, 2015 and 2016.

Based on the Company’s results relative to the above thresholds, targets, and maximums, and subject to adjustment pursuant to the terms of the 2013 Plan and the applicable award agreement, the Compensation Committee approved a performance percentage of 92.3%. The Compensation Committee then applied a TSR modifier of 75% based on the Company’s TSR over the three-year performance period. Based on the performance percentage and the TSR modifier, our NEOs received 69.2% of the performance share units they were initially granted, as well as additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation. The table below shows the target-level opportunities and actual awards under our fiscal year 2014 performance share unit program for our NEOs:

Officers	PSUs Granted (#)	Actual Shares Received (#)(1)
William C. Cobb	82,590	57,684
Gregory J. Macfarlane	18,354	12,819
Thomas A. Gerke	18,354	12,819
Delos L. (“Kip”) Knight, III	9,177	6,410
Jason L. Houseworth	9,177	6,410

(1)

The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vest pursuant to the payout calculation.

Under the terms of the award agreements for fiscal year 2014 market stock units, if certain performance thresholds were met, a participating executive had the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the difference between the average of the Company’s stock price for the thirty days prior to the grant date (“2014 MSU Grant Date Price”) and the average of the Company’s stock price for the thirty days prior to the vesting date for the awards, which is the end of the three-year performance period applicable to the awards, or April 30, 2016 (“2014 MSU Ending Date Price”). The vesting of market stock units was subject to two thresholds, both of which must be satisfied for any payout to occur. First, the 2014 MSU Ending Date Price must have been greater than or equal to 50% of the 2014 MSU Grant Date Price. Second, the Company’s average return on equity (as defined in the award agreement) during the three-year performance period must have been greater than or equal to 20%. Based on the Company’s results, and subject to adjustment pursuant to the terms of the 2013 Plan and the applicable award agreement, the Compensation Committee certified that both thresholds were achieved and approved a performance percentage of 85.7%. Our NEOs therefore received 85.7% of the

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market stock units they were initially granted, as well as additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vested pursuant to the payout calculation. The table below shows the target-level opportunities and actual awards under our fiscal year 2014 market stock unit program for our NEOs:

Officers	MSUs Granted (#)	Actual Shares Received (#)(1)
William C. Cobb	51,658	44,683
Gregory J. Macfarlane	11,480	9,930
Thomas A. Gerke	11,480	9,930
Delos L. (“Kip”) Knight, III	5,741	4,966
Jason L. Houseworth	5,741	4,966

(1)

The amount of shares actually received by the NEOs includes additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that vest pursuant to the payout calculation.

December 2015 Special Recognition Awards

During December 2015, the Compensation Committee approved special recognition awards for Messrs. Macfarlane and Gerke in recognition for their strong leadership in connection with the divestiture of H&R Block Bank and the series of significant capital structure initiatives completed in the first eight months of fiscal year 2016, as described in Item 1 in the Company’s Annual Report on Form 10-K. Messrs. Macfarlane and Gerke were instrumental in negotiating and finalizing all aspects of these complex transactions, which concluded a multi-year, multi-step effort to refocus the Company on its core tax business. The performance recognition awards were paid in cash and restricted share units in the following amounts:

Officers	Total Award Value ($)(1)	Cash Portion	Restricted Share Unit Portion(1)
Gregory J. Macfarlane	$500,000	$175,000	$325,000
Thomas A. Gerke	$500,000	$175,000	$325,000

(1)

Represents the value of our LTI compensation awards, which are subject to rounding. These award values are converted into the number of restricted share units based on the closing price of one share of common stock on the grant date. The number of restricted share units resulting from the conversion of the award value to the number of units awarded is rounded up to the nearest whole unit, resulting in a grant of 9,799 restricted share units to each of Messrs. Macfarlane and Gerke. As such, the award value reported in this column may differ from the accounting grant date fair value under ASC 718 presented in the Summary Compensation Table and the Grants of Plan-Based Awards Table on pages 50 and 51, respectively. For assumptions used in the valuation models, refer to Note 11 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016, as filed with the SEC.

The restricted share unit awards shown in the table above had a grant date of December 10, 2015. The restricted share units will vest in two equal annual installments beginning on the first anniversary of the grant date.

Benefits and Perquisites

We provide certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, health and welfare benefit programs, and the opportunity to use our tax preparation services for no charge. Benefits for executives generally are the same as benefits for all other full-time employees, except that executive officers and certain key employees may participate in our group life insurance program and our deferred compensation plan and are entitled to certain relocation benefits as described below. We have structured our executive benefit program to be consistent with our philosophy of emphasizing performance-based elements in our executive compensation program. We believe the benefits our executives receive are modest relative to market practices.

In order to attract and retain executives, we offer a group life insurance program that provides death benefits up to three times the participating executive’s annual base salary. The death benefits are payable to beneficiaries designated by the participating executive.

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Our deferred compensation plan, which is discussed in detail beginning on page 53, is designed to assist our executives in building retirement savings by offering participants the opportunity to defer their receipt of base salary and STI compensation.

We also provide relocation benefits to eligible employees. These relocation benefits generally cover certain common relocation expenses and are subject to a clawback requirement, which requires recipients to repay all or a portion of the benefits to the Company in the event of their voluntary termination or termination for cause within 12 months following the relocation date.

We purchase tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship building purposes, as well as to maintain our involvement in communities in which the Company operates and our employees live. Occasionally, our employees, including our executives, use such tickets for personal purposes when they are not otherwise used for business purposes.

Perquisites represent an immaterial element of our executive compensation program. We believe our overall executive perquisites are well below the market median relative to our Peer Group.

COMPENSATION “CLAWBACK” POLICY AND RESTRICTIVE COVENANTS

Our Board has adopted a “clawback” policy which provides that, in the event of a restatement of our financial results, the Board has the authority to seek reimbursement of any portion of performance-based or incentive compensation paid, vested, or awarded in any previous year that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results. Mr. Cobb’s employment agreement, the Executive Performance Plan, and the award agreements applicable to our executive officers under the 2003 Plan and the 2013 Plan each include a clawback provision consistent with the terms of the Board’s clawback policy.

Our award agreements contain restrictive covenants, including non-competition and non-solicitation provisions, which, if violated, authorize the Company to cancel or rescind the award or seek reimbursement of value received by the individual, consistent with applicable law.

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COMPENSATION METHODOLOGY AND CALCULATION

Peer Group

With the input of its independent compensation consultant, the Compensation Committee reviews the Peer Group annually and revises it as circumstances warrant. We endeavor to identify companies that are comparable to our core businesses, including tax and professional products and services, as well as comparable from a size perspective. As a result of the Compensation Committee’s annual review in March of 2015, the Peer Group of companies used by the Compensation Committee in benchmarking fiscal year 2016 pay determinations remained unchanged from the 18 companies used in fiscal year 2015.

The fiscal year 2016 Peer Group consisted of the 18 companies listed in the following chart, which sets forth the relative size measures considered by the Compensation Committee:

Fiscal Year 2016 Peer Group
Company	Revenue(1)	Total Assets(2)	Market Cap(3)
Apollo Education Group, Inc.	$2,438	$2,047	$832
Arthur J. Gallagher & Co.	$5,209	$10,510	$7,234
CA, Inc.	$4,096	$10,893	$11,901
Cognizant Technology Solutions Corp.	$11,926	$12,268	$36,496
Convergys Corporation	$2,963	$2,503	$2,428
DST Systems, Inc.	$2,808	$2,668	$3,947
Equifax Inc.	$2,622	$4,541	$13,195
Fidelity National Information Services, Inc.	$6,410	$14,188	$19,779
First American Financial Corporation	$5,074	$8,121	$3,904
Fiserv, Inc.	$5,202	$9,387	$20,902
Garmin Ltd.	$2,842	$4,388	$7,075
Genpact Limited	$2,416	$2,789	$5,313
Global Payments Inc.	$2,843	$5,328	$8,340
Intuit Inc.	$4,293	$3,833	$25,476
Robert Half International Inc.	$5,012	$1,715	$6,255
Unisys Corporation	$3,131	$2,098	$552
Willis Towers Watson PLC	$3,778	$17,813	$8,753
Yahoo! Inc.	$4,948	$41,135	$31,409
Median	$3,937	$4,935	$7,787
H&R Block, Inc. (1)	$3,077	$2,290	$7,859
— H&R Block, Inc. Percentile Rank	39%	15%	50%

Data Source: Standard & Poor’s Research Insight

(1)	Most recently reported four quarters as of March 2016 (in millions)

(2)	Most recently reported quarter as of March 2016 (in millions)

(3)	As of December 31, 2015

Relative to our Peer Group, the fiscal year 2016 target total direct compensation for our NEOs, including our CEO, is below the peer median.

As a result of the Compensation Committee’s annual review in May of 2016, the Compensation Committee determined that it was desirable to remove Apollo Education Group, Inc., Cognizant Technology Solutions Corporation, Garmin Ltd., and Yahoo! Inc. from the then-current Peer Group, because the companies were outside of the Company’s competitive size range

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or less appropriate from a business fit perspective. Three new companies – Broadridge Financial Solutions, Inc., Paychex, Inc., and The Western Union Company – were deemed more appropriate from both a business fit and a size perspective. The Peer Group considered by the Compensation Committee in benchmarking fiscal year 2017 compensation consists of the 17 companies listed in the following chart, which sets forth the relative size measures considered by the Compensation Committee:

Fiscal Year 2017 Peer Group
Company	Revenue(1)	Total Assets(2)	Market Cap(3)
Arthur J. Gallagher & Co.	$5,209	$10,510	$7,234
Broadridge Financial Solutions, Inc.	$2,733	$2,300	$6,372
CA, Inc.	$4,096	$10,893	$11,901
Convergys Corporation	$2,963	$2,503	$2,428
DST Systems, Inc.	$2,808	$2,668	$3,947
Equifax Inc.	$2,622	$4,541	$13,195
Fidelity National Information Services, Inc.	$6,410	$14,188	$19,779
First American Financial Corporation	$5,074	$8,121	$3,904
Fiserv, Inc.	$5,202	$9,387	$20,902
Genpact Limited	$2,416	$2,789	$5,313
Global Payments Inc.	$2,843	$5,328	$8,340
Intuit Inc.	$4,293	$3,833	$25,476
Paychex, Inc.	$2,842	$6,017	$19,090
Robert Half International Inc.	$5,012	$1,715	$6,255
Unisys Corporation	$3,131	$2,098	$552
The Western Union Company	$5,514	$9,816	$9,050
Willis Towers Watson PLC	$3,778	$17,813	$8,753
Median	$3,778	$5,328	$8,340
H&R Block, Inc. (1)	$3,077	$2,290	$7,859
— H&R Block, Inc. Percentile Rank	42%	12%	47%

Data Source: Standard & Poor’s Research Insight

(1)	Most recently reported four quarters as of March 2016 (in millions)

(2)	Most recently reported quarter as of March 2016 (in millions)

(3)	As of December 31, 2015

Use of External Consultants

As discussed above, the Compensation Committee retains Frederic W. Cook & Co. as its external, independent compensation consultant for objective advice and assistance on executive compensation matters. FW Cook reports directly to the Committee and the Committee may replace FW Cook or hire additional consultants at any time. FW Cook advises the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters. FW Cook provides its advice based in part on prevailing and emerging market practices, as well as our specific business context. The Committee retains sole authority to hire FW Cook, approve its compensation and the appropriate funding by the Company for such compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. The Compensation Committee believes that external compensation consultants for the Compensation Committee should be independent and serve the Compensation Committee exclusively, and should not perform any other services for the Company at any time. FW Cook performs no other services for the Company.

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For fiscal year 2016, the Compensation Committee assessed FW Cook’s independence, taking into account the following factors:

¡	The provision of other services to the Company by FW Cook;

¡	The amount of fees received from the Company by FW Cook as a percentage of FW Cook’s total revenue;

¡	FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

¡	Any business or personal relationship between the individuals at FW Cook performing consulting services and the members of the Compensation Committee;

¡	Any ownership of Company stock by the individuals at FW Cook performing consulting services for the Compensation Committee; and

¡	Any business or personal relationship between the consultant or any other employee at FW Cook and an executive officer of the Company.

In connection with the Compensation Committee’s review, FW Cook provided the Compensation Committee with appropriate assurances and confirmation of its independent status. The Compensation Committee believes FW Cook has been independent throughout its service for the Committee and that there is no conflict of interest between FW Cook and the Compensation Committee.

Executive Evaluation Process

Our Compensation Committee reviews our CEO’s performance each year against pre-established financial, operational, strategic, and individual objectives. Our CEO is responsible for sharing with the Compensation Committee his current year accomplishments in light of current year objectives, as well as proposed objectives for the following year. The Compensation Committee reviews the CEO’s accomplishments, objectives, and overall performance with assistance from the Compensation Committee’s independent compensation consultant. The Committee keeps the independent members of the Board apprised of its activities related to the review and approval of CEO performance and compensation matters and, from time to time, consults with such independent members on matters concerning CEO compensation. Based on its evaluation, the Compensation Committee determines the CEO’s compensation. Following such determination, the Chairman of the Board discusses the Compensation Committee’s evaluation and determinations with the CEO. Our CEO does not play a role in determining his own compensation, other than discussing his annual performance review with the Chairman of the Board and sharing his accomplishments and proposed objectives with the Compensation Committee.

Our Compensation Committee consults with the CEO concerning the performance of other executive officers and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board and the Committee’s independent compensation consultant. Our CEO and General Counsel and Chief Administrative Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Committee’s approval regarding performance goals under our STI and LTI compensation programs. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Committee’s approval regarding performance goals under our STI and LTI programs. The Committee reviews the recommendations and approves any changes as it determines in its sole discretion to be in the best interests of the Company and our shareholders.

Except as otherwise noted, the Compensation Committee’s executive compensation determinations are the result of the Committee’s business judgment, which is informed by the experiences of the Committee members as well as input from the Committee’s independent compensation consultant.

Other Awards

We occasionally offer sign-on awards as a means to attract talented executives. These awards are typically offered in negotiating employment terms and generally are in the form of cash, guaranteed STI bonuses in the initial year of employment,

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or grants of LTI compensation. We may also grant awards from time-to-time in special recognition for certain accomplishments, which may be paid in the form of equity awards, cash bonuses, or a combination of equity awards and cash bonuses.

Under authority delegated by the Compensation Committee, our CEO may approve the grant of equity awards to employees other than executive officers. Such equity awards are subject to the terms and conditions approved by the Compensation Committee, including a limitation on the total number of equity awards that our CEO is authorized to grant, and our CEO exercises this authority to approve grants to certain employees other than executive officers as part of their annual LTI compensation, to newly hired and promoted individuals, or in recognition of outstanding achievements.

Stock Ownership Guidelines

We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our shareholders. To that end, we have adopted stock ownership guidelines that define ownership expectations for certain executive officers covered under the guidelines. Under the guidelines adopted by the Committee, covered executives are expected to attain and retain a level of qualifying equity securities equal to a multiple of their annual base salaries. In determining whether a covered executive has met the applicable ownership requirement, we include shares owned by such executive directly or indirectly, the after-tax value of vested stock option awards, and share equivalents the executive holds in the Company’s benefit plans (any of such shares, awards or share equivalents, “Covered Shares”). Unvested equity awards, regardless of the type of award, are not included for purposes of determining compliance with the executive’s ownership requirement.

Our stock ownership guidelines provide that, until a covered executive satisfies the applicable holding requirement, he or she is required to retain a specified percentage of any Covered Shares owned as of the date on which he or she becomes subject to the guidelines or acquired thereafter. The covered executives, required ownership levels, and retention percentages under our stock ownership guidelines are as follows:

Covered Executives (reflects titles as of April 30, 2016)	Ownership Requirement	Retention Percentage
Chief Executive Officer	6x Base Salary	100%
Chief Financial Officer, Chief Legal Officer	3x Base Salary	75%
Business Unit or Division Presidents, as designated by the CEO	3x Base Salary	50%
Others designated by the CEO	2x Base Salary	50%

Before the covered executive satisfies the applicable ownership requirement, he or she will be subject to the retention requirements described above and may only sell or transfer Covered Shares in a manner that does not violate the applicable retention percentage requirement. After the covered executive satisfies the applicable ownership requirement, he or she will no longer be subject to the retention requirements and the stock ownership guidelines will no longer preclude a sale or transfer of any Covered Shares, so long as such executive’s ownership of Covered Shares continues to exceed the applicable ownership requirement. Mr. Cobb has met his ownership requirement and all of our other NEOs have either met or are progressing toward attaining their applicable ownership requirements. The Compensation Committee annually reviews each covered executive’s progress toward meeting the stock ownership guidelines.

Accounting for Stock-Based Compensation

We recognize stock-based compensation expense for the issuance of performance share units, market stock units, and restricted share units, as well as stock purchased under our employee stock purchase plan, pursuant to FASB Accounting Standards Codification Topic 718, “Stock Compensation.” Under this accounting methodology, we generally recognize stock-based compensation expense on a straight-line basis over applicable vesting periods. For assumptions used in determining these expenses, refer to Note 11 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016, as filed with the SEC.

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Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including “cashless collars,” forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes a prohibition against holding shares of Company stock in a margin account.

Tax Considerations

We believe it is in the best interests of our shareholders for us to maximize tax deductibility when appropriate. Section 162(m) of the IRC limits to $1,000,000 our federal income tax deduction for compensation paid to any of our NEOs (other than our Chief Financial Officer), subject to certain exceptions, including an exception for performance-based compensation. We designed the Executive Performance Plan and portions of our equity-based compensation with an intent to enable the Company to deduct such compensation under IRC Section 162(m) to the greatest extent permitted.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe it is important to retain the flexibility to compensate executives competitively even if such compensation is potentially not deductible for tax purposes. The Compensation Committee and the Board consider the impacts of IRC Section 162(m) in developing, implementing, and administering our compensation programs. However, the Committee and the Board balance this consideration with our primary goal of structuring compensation programs to attract, motivate, reward, and retain highly talented executives. As such, exceptions may occur when the Compensation Committee or the Board, after balancing tax efficiency with long term strategic objectives, believe it is in the best interests of our shareholders. In addition, because of the uncertainties associated with the application and interpretation of IRC Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under IRC Section 162(m) will in fact be deductible.

TERMINATION OF EMPLOYMENT, SEVERANCE AND TRANSITION ARRANGEMENTS

Executive Severance Plan

In connection with the Company’s movement from executive employment agreements to standardized employment terms and arrangements, the Company adopted the H&R Block Executive Severance Plan (“Executive Severance Plan”). Messrs. Macfarlane, Gerke, Knight and Houseworth are participants in the Executive Severance Plan. Mr. Bowen is a participant in the Executive Severance Plan beginning in the 2017 fiscal year. Information regarding the Executive Severance Plan is included beginning on page 55.

Under the terms of Mr. Cobb’s employment agreement, which is described in more detail on page 54, Mr. Cobb only participates in the Executive Severance Plan if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market but sufficient to support the above objectives.

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Change in Control Provisions

Change in control provisions for our NEOs are set forth in the Executive Severance Plan, discussed above and on page 55, and the LTI awards, discussed beginning on page 56. We provide these “change in control” benefits as a means to attract and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change in control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions and that executives will remain focused during periods of uncertainty. The Executive Severance Plan does not provide for any gross-up payments to offset excise tax liabilities that result from change in control payments. All change in control payments under the Executive Severance Plan require both a change in control and the subsequent loss of employment by the NEO (a “double-trigger”).

Change in control provisions for Mr. Cobb are set forth in his employment agreement. Consistent with the Executive Severance Plan, Mr. Cobb’s employment agreement does not provide for any gross-up payments to offset excise tax liabilities that result from change in control payments. All change in control payments under his employment agreement include a double-trigger, as described above.

In addition, in connection with equity awards granted pursuant to the 2013 Plan, our current NEOs have entered into award agreements with the Company that contain provisions accelerating the vesting of equity awards upon certain changes in control and include a double-trigger, as described above. We use this “double-trigger” equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction. Equity acceleration following a change in control under the award agreements is discussed beginning on page 56.

The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and has no such gross-up obligations in place with respect to any executive officers, including Mr. Cobb. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.

These change in control arrangements are not provided exclusively to the NEOs. A larger group of management employees is eligible to receive many of the change in control benefits described in this section.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2016 Proxy Statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Bruce C. Rohde, Chair

David Baker Lewis

Tom D. Seip

James F. Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors, each of whom is independent, served on the Compensation Committee of the Board of Directors during the fiscal year ended April 30, 2016: Bruce C. Rohde (Chair), David Baker Lewis (effective September 10, 2015), Tom D. Seip, and James F. Wright. No director serving on the Compensation Committee during fiscal year 2016 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries or (ii) had any relationships requiring disclosure in this proxy statement. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

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RISK ASSESSMENT IN COMPENSATION PROGRAMS

With the assistance of FW Cook, the Compensation Committee has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment included two work streams – one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. The enterprise risk analysis examined the types and magnitudes of risks our business activities present to the Company. The compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. The Committee identified and assessed the risk profile of each performance-based compensation plan. In this assessment, the Committee considered several features we have adopted to mitigate potential risks related to our compensation practices, including:

¡	Placing greater emphasis on long term equity incentives over short term cash incentives;

¡	Utilizing caps on potential payments of cash and equity compensation;

¡	Our clawback policy, which is discussed beginning on page 42;

¡

Our Insider Trading Policy, which prohibits executives from hedging in the Company’s stock, pledging the Company’s stock, and engaging in transactions involving derivative products related to the Company’s stock;

¡

Our executive stock ownership guidelines, which, among other things, require our CEO to own shares or share equivalents held in the Company’s benefit plans equal to six times his or her base salary, which is discussed further on page 46; and

¡

The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance and utilization of a balanced mix of performance measures which avoid placing excessive weight on a single performance measure.

As a result of our analysis, the Compensation Committee believes, and FW Cook concurs, that our compensation policies and practices do not create inappropriate or unintended material risks to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal year ended April 30, 2016 the compensation paid to or earned by the Company’s Named Executive Officers.

Name and Principal Position as of April 30, 2016(1)	Fiscal Year	Salary ($) (2)	Bonus ($)(3)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total($)

William C. Cobb,	2016	1,038,736	-	5,500,042	-	-	18,906	6,557,684
President and Chief Executive Officer	2015	984,948	-	5,500,053	-	1,171,613	26,378	7,682,992
	2014	950,000	-	4,500,052	-	2,000,000	35,331	7,485,383

Gregory J. Macfarlane,	2016	636,791	175,000	1,525,076	-	-	14,866	2,351,733
Chief Financial Officer	2015	595,129	-	1,125,042	-	452,160	11,431	2,183,762
	2014	575,000	-	1,000,040	-	917,328	12,526	2,504,894

Thomas A. Gerke	2016	568,901	175,000	1,425,066	-	-	16,243	2,185,210
Chief Legal Officer	2015	515,333	-	1,050,048	-	367,380	16,678	1,949,439
	2014	496,667	-	1,000,040	-	741,375	17,804	2,255,886

Delos L. (“Kip”) Knight, III	2016	543,681	-	1,100,033	-	-	13,755	1,657,469
President, U.S. Retail Operations	2015	490,385	-	1,000,026	-	353,250	15,146	1,858,807
	2014	408,333		500,034	-	622,755	23,318	1,554,440

Jason L. Houseworth,	2016	434,945	-	900,041	-	-	15,291	1,350,277
President, U.S. Tax Product Strategy and Development Management	2015	392,307	-	750,029	-	263,760	11,283	1,417,379
	2014	360,000	-	500,034	-	498,204	12,193	1,370,431

(1)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2016, Tony G. Bowen was named Chief Financial Officer effective May 1, 2016. In connection with the foregoing appointment, Mr. Macfarlane transitioned to the position of Senior Vice President, U.S. Retail Products and Operations. In addition, Mr. Gerke now serves as General Counsel and Chief Administrative Officer, Mr. Knight now serves as Senior Vice President, U.S. Franchise, Canada, and Australia, and is no longer an executive officer, and Mr. Houseworth now serves as Chief Innovation Officer.

(2)

For fiscal years 2015 and 2014, our employees were paid on a bi-weekly 26 pay period schedule. Due to the overlay of bi-weekly pay periods on our fiscal years, for fiscal year 2016, our employees were paid on a bi-weekly 27 pay period schedule. Each of the NEOs contributed a portion of his fiscal year 2016 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan (“RSP”).

(3)	This column represents the December 2015 special recognition awards for Messrs. Macfarlane and Gerke, as discussed on page 41.
(4)

This column represents the grant date fair value under ASC 718 for performance share units, market stock units, and restricted share units granted during fiscal year 2016, as well as prior fiscal years (as applicable). Grants were made pursuant to the 2013 Plan. The grant date fair value of these awards is computed in accordance with ASC 718 utilizing assumptions discussed in Note 11 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2016, as filed with the SEC. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(5)	This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed beginning on page 32.
(6)

In valuing personal benefits, we use the incremental cost to the Company of the benefit. For fiscal year 2016, these figures include the following: (i) the Company’s matching contributions under the RSP of $10,600 (Mr. Cobb), $12,760 (Mr. Macfarlane), $12,615 (Mr. Gerke), $11,978 (Mr. Knight), and $11,988 (Mr. Houseworth); (ii) the economic value of the death benefit provided by the Company’s group life insurance program of $3,306 (Mr. Cobb), $2,106 (Mr. Macfarlane), $1,784 (Mr. Gerke), $1,777 (Mr. Knight), and $1,422 (Mr. Houseworth) (the imputed income reported represents the portion of the premium paid by the Company that is attributable to term life insurance coverage for the executive officer; the program provides only an insurance benefit with no cash compensation element to the executive officer); (iii) the Company did not make any payments on behalf of any of our NEOs for the incremental cost of personal use of the Company’s fractional share of a private aircraft; Mr. Cobb’s family members or guests accompanied him on certain business flights at no incremental cost to the Company (incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees); (iv) H&R Block Foundation matching amount on behalf of Mr. Cobb ($5,000) with respect to his individual contributions to 501(c)(3) organizations on a calendar year basis relating to his position as a director of the Company; and (v) incremental cost related to personal use of Company suites of $1,844 (Mr. Gerke) and $1,881 (Mr. Houseworth).

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended April 30, 2016. The compensation plans under which the grants in the following table were made are described on pages 30 through 42 of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Cobb
- STI Award(2)	-	-	$310,938	$1,243,750	$2,000,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	57,015	114,030	37,100	-	-	$2,750,029
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	87,916	219,790	-	-	-	$2,750,012
Macfarlane
- STI Award(2)	-	-	$130,000	$520,000	$1,040,000	-	-	-	-	-	-
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	12,440	24,880	8,095	-	-	$600,030
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	19,182	47,955	-	-	-	$600,013
- LTI Award(1)	12/10/15	11/5/15	-	-	-	-	-	-	9,799	-	-	$325,033
Gerke
- STI Award(2)	-	-	$110,000	$440,000	$880,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	11,403	22,806	7,420	-	-	$550,006
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	17,584	43,960	-	-	-	$550,028
- LTI Award(1)	12/10/15	11/5/15	-	-	-	-	-	-	9,799	-	-	$325,033
Knight
- STI Award(2)	-	-	$105,000	$420,000	$840,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	11,403	22,806	7,420	-	-	$550,006
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	17,584	43,960	-	-	-	$550,028
Houseworth
- STI Award(2)	-	-	$78,750	$315,000	$630,000	-	-	-	-	-	-	-
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	9,330	18,660	6,071	-	-	$450,015
- LTI Award(1)	6/30/15	6/18/15	-	-	-	-	14,387	35,968	-	-	-	$450,025

(1)

Amounts represent awards made pursuant to the 2013 Plan. Dollar values represent the accounting grant date fair value of performance share units, market stock units, and restricted share units under ASC 718. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs.

(2)

Amounts represent the potential value of the payouts under the Company’s STI compensation programs. Actual fiscal year 2016 STI payout amounts are included in the Summary Compensation Table on page 50.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the equity awards made to our NEOs outstanding as of April 30, 2016.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cobb	-	-	-	-	-	-	-	147,591	$2,987,242
	-	-	-	-	-	37,781	$764,686	-	-
	-	-	-	-	-	-	-	123,671	$2,503,096
	-	-	-	-	-	22,912	$463,746	-	-
	581,970	-	-	$19.14	6/30/21	101,424	$2,052,822	-	-
	606,470	-	-	$17.48	5/2/21	11,744	$237,697	-	-
Macfarlane	-	-	-	-	-	9,869	$199,745	-
	-	-	-	-	-	-	-	32,202	$651,776
	-	-	-	-	-	8,244	$166,850	-	-
	-	-	-	-	-	-	-	25,297	$512,006
	-	-	-	-	-	4,688	$94,891	-	-
	-	-	-	-	-	22,539	$456,189	-	-
	-	-	-	-	-	2,610	$52,834	-	-
Gerke	-	-	-	-	-	9,869	$199,745	-
	-	-	-	-	-	-	-	29,519	$597,465
	-	-	-	-	-	7,556	$152,937	-	-
	-	-	-	-	-	-	-	23,611	$477,887
	-	-	-	-	-	4,374	$88,539	-	-
	-	-	-	-	-	22,539	$456,189	-	-
	122,380	-	-	$17.00	2/1/22	2,610	$52,834	-	-
Knight	-	-	-	-	-	-	-	29,519	$597,465
	-	-	-	-	-	7,556	$152,937	-	-
	-	-	-	-	-	-	-	22,486	$455,113
	-	-	-	-	-	4,167	$84,346	-	-
	-	-	-	-	-	11,271	$228,125	-
	67,795	-	-	$17.96	12/3/22	1,306	$26,427	-	-
Houseworth	-	-	-	-	-	-	-	24,152	$488,842
	-	-	-	-	-	6,182	$125,132	-	-
	-	-	-	-	-	-	-	16,865	$341,345
	-	-	-	-	-	3,125	$63,254	-	-
	6,522	-	-	$16.04	6/30/21	11,271	$228,125	-	-
	8,489	-	-	$12.59	10/1/20	1,306	$26,428	-	-

(1)

Unvested restricted share units of the Company’s common stock vest as follows: Mr. Cobb – 37,781 restricted share units vest in one-third increments on June 30, 2016, June 30, 2017, and June 30, 2018; 22,912 restricted share units vest in two equal increments on June 30, 2016 and June 30, 2017; 11,744 restricted share units vest on June 30, 2016; Mr. Macfarlane – 9,869 restricted share units vest in two equal increments on December 10, 2016 and December 10, 2017; 8,244 restricted share units vest in one-third increments on June 30, 2016, June 30, 2017, and June 30, 2018; 4,688 restricted share units vest in two equal increments on June 30, 2016 and June 30, 2017; 2,610 restricted share units vest on June 30, 2016; Mr. Gerke – 9,869 restricted share units vest in two equal increments on December 10, 2016 and December 10, 2017;7,556 restricted share units vest in one-third increments on June 30, 2016, June 30, 2017, and June 30, 2018; 4,374 restricted share units vest in two equal increments on June 30, 2016 and June 30, 2017; 2,610 restricted share units vest on June 30, 2016; Mr. Knight – 7,556 restricted share units vest in one-third increments on June 30, 2016, June 30, 2017, and June 30, 2018; 4,167 restricted share units vest in two equal increments on June 30, 2016 and June 30, 2017; 1,306 restricted share units vest on June 30, 2016; Mr. Houseworth – 6,182 restricted share units vest in one-third increments on June 30, 2016, June 30, 2017, and June 30, 2018; 3,125 restricted share units vest in two equal increments on June 30, 2016 and June 30, 2017; 1,306 restricted share units vest on June 30, 2016. Also included are performance share units and market stock units granted in June 2013. Performance for these performance share units and market stock units was based on a three-year period beginning on May 1, 2013 and ending on April 30, 2016. Performance was certified, and the overall payout was approved, by the Compensation Committee in June 2016, and the performance share units and market stock units vest on June 30, 2016.

(2)

Unvested target performance share units and target market stock units (including dividend equivalents accumulated as of April 30, 2016) vest as follows: Mr. Cobb – 89,530 PSUs and 58,061 MSUs cliff vest on June 30, 2018; 77,434 PSUs and 46,237 MSUs cliff vest on June 30, 2017;Mr. Macfarlane – 19,534 PSUs and 12,668 MSUs cliff vest on June 30, 2018; 15,839 PSUs and 9,458 MSUs cliff vest on June 30, 2017; Mr. Gerke – 17,907 PSUs and 11,612 MSUs cliff vest on June 30, 2018; 14,784 PSUs and 8,828 MSUs cliff vest on June 30, 2017; Mr. Knight – 17,907 PSUs and 11,612 MSUs cliff vest on June 30, 2018; 14,079 PSUs and 8,407 MSUs cliff vest on June 30, 2017; Mr. Houseworth – 14,651 PSUs and 9,501 MSUs cliff vest on June 30, 2018; 10,559 PSUs and 6,306 MSUs cliff vest on June 30, 2017. Actual shares delivered are subject to performance conditions and therefore may vary from the target units reported here.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended April 30, 2016.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Cobb	-	-	452,866	$13,427,776
Macfarlane	255,320	$4,636,669	89,558	$2,678,378
Gerke	-	-	76,376	$2,264,597
Knight	-	-	6,993	$233,438
Houseworth	58,362	$949,139	50,609	$1,500,589

(1)

The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)

Amounts in this column reflect restricted share units that vested during the fiscal year ended April 30, 2016 (including dividend equivalents accumulated as of April 30, 2016). These amounts do not include shares acquired pursuant to the vesting of the fiscal year 2014 performance share units and market stock units on June 30, 2016, which were distributed in July 2016 following Compensation Committee certification of the performance and approval of the payouts (as described above under “Vesting and Performance-based Payouts of Fiscal Year 2014 Performance Share Units and Market Stock Units” beginning on page 39).

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes our NEOs’ compensation under the H&R Block, Inc. Deferred Compensation Plan for Executives during fiscal year 2016.

Name of Executive	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Cobb	-	-	-	-	-
Macfarlane	$247,149	-	($3,094)	-	$572,171
Gerke	-	-	-	-	-
Knight	$407,426	-	$4,903	-	$1,180,306
Houseworth	-	-	($25,483)	-	$57,496

(1)	Amounts in this column reflect salary deferrals by the NEOs in fiscal year 2016. These amounts are also included in the “Salary” column of the Summary Compensation Table.
(2)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.
(3)

Amounts in this column include, among other things, NEO contributions and Company contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements commencing with the proxy statement for the fiscal year ended April 30, 2012 to the extent any such NEO was included in the Company’s Summary Compensation Tables for such fiscal years.

H&R BLOCK DEFERRED COMPENSATION PLAN FOR EXECUTIVES

The Company provides the H&R Block, Inc. Deferred Compensation Plan for Executives, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses. The Company does not provide any matching contributions for this plan.

Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a pre-tax basis. The DC Plan offers various investment options (which mirror the options available under the Company’s 401(k) plan) to participants, including a fixed rate option and Company stock. Participant deferrals are credited to a bookkeeping account that is administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time.

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Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made before a date that is six months after the termination date. Amounts deferred under the DC Plan by NEOs, if any, are included in the “Salary” column of the Summary Compensation Table.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AND OTHER ARRANGEMENTS

William C. Cobb Employment Agreement

William C. Cobb entered into an Employment Agreement effective May 16, 2011 (the “Cobb Agreement”) to serve as the Company’s President and Chief Executive Officer which was subsequently amended as described below. The Cobb Agreement includes the following: an initial base salary of $950,000; participation in the Company’s STI compensation plan with a target incentive award equal to 125% of base salary; sign-on awards of cash and equity; and reimbursement of expenses in relation to the relocation of his family to the greater Kansas City area as provided under the Company’s standard executive relocation policy. The Company also provides Mr. Cobb with other customary health and employment benefits. A copy of the Cobb Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011.

The Cobb Agreement was originally set to expire on May 16, 2016 and provides that it may be terminated (i) by the Company with or without “Cause” (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table beginning on page 59 of this proxy statement), (ii) by Mr. Cobb with or without “Good Reason” (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table beginning on page 59 of this proxy statement) upon thirty days’ prior written notice, and (iii) by the Company for “Disability” (defined as Mr. Cobb’s incapacitation due to mental or physical illness or injury for 130 business days in any consecutive twelve months) upon thirty days’ prior written notice. If Mr. Cobb is terminated for Good Reason or is involuntarily terminated without Cause (as defined in the footnotes to the Potential Payments Upon Termination or Change in Control Table beginning on page 59 of this proxy statement), the Company is obligated to provide to Mr. Cobb the compensation and benefits set forth in the Potential Payments Upon Termination or Change in Control Table beginning on page 59. The Cobb Agreement contains the following post-termination restrictions on Mr. Cobb: non-hire, non-solicitation, and non-compete for one year following his last day of employment; non-disparagement of the Company for two years following his last day of employment; and non-disclosure of proprietary information in perpetuity.

The Cobb Agreement was amended on January 4, 2013 via a letter agreement (the “2013 Letter Agreement”). The 2013 Letter Agreement modifies Mr. Cobb’s participation in the Company’s STI compensation plan by removing the reference to “such higher amount as permitted by the annual STI Plan” and instituting a set maximum of 175% of Mr. Cobb’s target STI compensation, subject to any limitations contained in the applicable STI plan. Additionally, the 2013 Letter Agreement modifies the change in control definition set forth in the Cobb Agreement to match the change in control definition set forth in the equity award agreements entered into pursuant to the 2013 Plan.

The Cobb Agreement was further amended on July 15, 2014 via a letter agreement (the “2014 Letter Agreement”). The 2014 Letter Agreement extends the term of agreement to September 1, 2016. It also modifies Mr. Cobb’s participation in the Company’s STI compensation plan by increasing the set maximum of 175% of Mr. Cobb’s target STI compensation to 200% of his target STI compensation, subject to any limitations contained in the applicable STI plan. Additionally, the 2014 Letter Agreement extends the terms of Mr. Cobb’s post-employment non-hiring, non-solicitation, and non-competition restrictive covenants from one year following his last date of employment to two years following his last date of employment. The 2014 Letter Agreement also modifies the clawback provisions providing that, to the extent future laws or applicable stock exchange listing standards require more expansive clawback provisions, the more expansive provisions will be deemed incorporated into the Cobb Agreement and, to the extent more onerous, the more expansive provisions will be deemed to supersede the existing clawback provisions.

On June 18, 2015, the Cobb Agreement was further amended via a letter agreement to extend the term of the agreement to September 1, 2018. Except for the amendments described above, the terms of the Cobb Agreement remain unchanged.

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Employment Offer Letter

On April 22, 2016, we named Tony G. Bowen Chief Financial Officer effective May 1, 2016. Under the terms of his offer letter, Mr. Bowen receives an annual base salary of $400,000, participates in the Company’s STI program, with a target incentive of 75% of his annual base salary for the 2017 fiscal year, and is eligible to receive future equity grants as a participant in the Company’s LTI program.

H&R Block Executive Severance Plan

Other than Mr. Cobb, as noted below, all of our executive officers, including Messrs. Macfarlane, Gerke, Knight and Houseworth, participate in the Executive Severance Plan. Pursuant to the Cobb Agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause. Based on advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are modest relative to the market.

Eligibility. An associate of the Company whose participation in the Executive Severance Plan is approved by the Compensation Committee is eligible.

Severance Benefits. Under the terms of the Executive Severance Plan, if a Participant incurs a Qualifying Termination or a Change in Control Termination (each as defined below), he or she is entitled to receive a lump sum severance amount equal to: (i) the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; (ii) a specified percentage of the Participant’s monthly compensation, as determined by the Compensation Committee, multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; and (iii) an amount equal to the Participant’s COBRA subsidy multiplied by 12, if the Participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date. The Company will also provide reasonable out placement assistance for a period not to exceed 15 months. The Participant is entitled to a pro-rata award of any amounts payable under the Company’s STI compensation plan, based upon the Participant’s actual performance and the attainment of goals established as determined by the Board in its sole discretion.

Equity Awards. Effective November 8, 2013 and with respect to equity awards granted on or after March 5, 2013, the terms of the applicable equity award agreements govern the treatment of equity.

If a Participant incurs a Qualifying Termination, then: (i) a Participant shall forfeit any stock options, restricted shares and restricted share unit awards granted after July 11, 2010 that are not vested as of the separation date; and (ii) a Participant shall be entitled to a pro-rata award of any outstanding performance shares (including performance share units and market stock units) as of his or her separation date based on the achievement of the performance goals at the end of the applicable performance period.

If a Participant incurs a Change in Control Termination, then: (i) the Participant becomes vested in all outstanding stock options, restricted shares, and restricted share unit awards; and (ii) a Participant shall be entitled to a pro-rata award of any outstanding performance shares (including performance share units and market stock units) as of his or her separation date based on the achievement of the performance goals at the end of the applicable performance period

Release. The Participant is required to sign a release agreement in order to receive severance benefits.

Repayment and Clawback. If the Company is required to restate financial statements or the Participant violates the provisions of any confidentiality, non-competition, or similar agreements with the Company, the Board may recover or require reimbursement of benefits under the Executive Severance Plan.

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Definitions. “Qualifying Termination” means the involuntary separation from service by the Company under circumstances not constituting Cause (as defined below), but does not include the elimination of the Participant’s position where the Participant was offered a comparable position with the Company or with a party that acquires any assets from the Company, the redefinition of Participant’s position to a lower compensation rate or grade, or the Participant’s death or disability.

“Change in Control Termination” means a Participant’s Qualifying Termination or Good Reason Termination (as defined below), in either event within 75 days immediately preceding or within 18 months immediately following a Change in Control. Change in Control under the Executive Severance Plan is defined below in footnote 4 to the Potential Payments Upon Termination or Change in Control Table beginning on page 59.

“Cause” is defined as any of the following unless, if capable of cure, such events are fully corrected in all material respects by the Participant within 10 days after the Company provides notice of the occurrence of such event:

(i)	A Participant’s misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)	A Participant’s commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)	A Participant’s commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the Participant at the expense of the Company;

(iv)

A Participant’s violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the Participant is a party or is bound; or

(v)	A Participant’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

“Good Reason Termination” is defined as a separation from service

(i)

within 75 days immediately preceding or 18 months immediately following a Change in Control which is initiated by the Participant, subject to certain notice requirements, on account of one or more of the following conditions occurring within that same time frame:

(A)	A material diminution in the Participant’s Base Compensation;

(B)	A material diminution in the Participant’s authority, duties, or responsibilities;

(C)	A material change in the geographic location at which the Participant must perform the services; or

(D)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the Participant and the Company;

(ii)	for which the Participant does not consent to the condition referenced in (i) above; and

(iii)	for which the Company does not substantially remedy the condition.

“Participant” means an associate of the Company whose participation in the plan is approved by the Compensation Committee.

Equity Award Agreements

In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or acceleration of forfeiture of the awards upon certain events. Equity awards provide for vesting or forfeiture, as applicable, upon certain qualifying terminations or qualifying terminations following a change in control. A “qualifying termination” can include a “Qualifying Involuntary Separation” or a “Good Reason Termination,” as these terms are defined under the applicable award agreement for equity awards granted on or after June 30, 2013, or a “Qualifying Termination” or a “Change in Control Termination” as such terms are defined under the Executive Severance Plan for equity awards granted prior to March 5, 2013. Any outstanding equity awards that we granted to our NEOs pursuant to the 2013 Plan, the 2003 Plan or any predecessor plan, prior to March 5, 2013 will be treated in accordance with the Executive Severance Plan. No grants were made to our NEOs between March 5, 2013 and the fiscal year 2014 grants made on June 30, 2013.

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Our equity award agreements applicable to grants during the time period covered by this proxy statement that were made to executives through fiscal year 2016 contain a retirement provision that accelerates the vesting of all outstanding equity awards or allows for vesting of a pro-rated portion of the awards, in some cases subject to attaining certain performance goals and/or retiring no earlier than one year after the grant date. Under award agreements made in fiscal year 2013, retirement is defined as a participant’s voluntary termination of employment at or after reaching age 60 and “Early Retirement” is defined as voluntary termination of employment at or after reaching age 55 with at least five years of service with the Company. Under award agreements made in fiscal years 2014, 2015, and 2016, retirement is defined as voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60. The Compensation Committee utilized alternate forms of award agreements for Mr. Cobb beginning in fiscal year 2015, which are described in the Company’s Current Report on Form 8-K filed on July 1, 2014, that define retirement as voluntary termination at or after reaching age 60.

Our performance-based equity award agreements applicable to grants made to executives through fiscal year 2016 also provide for vesting of a pro-rated portion of the awards that are earned as a result of attaining the award’s performance goals in the event of the executive’s qualifying termination (which, except in certain situations where such qualifying termination occurs after a change in control, does not include a “good reason termination”), death or disability, that occurs more than one year after the grant date. For award agreements made in fiscal years 2014, 2015, and 2016 after a change in control, the Compensation Committee may, in its discretion, equitably adjust the performance goals or payment formula that apply to the performance share units or the market stock units, as determined necessary due to the change in control. Following a change in control, performance share units or market stock units generally will vest as a result of the executive’s continued employment through the third anniversary of the grant date and the Company’s level of performance during the performance period. However, if an executive’s employment terminates before such third anniversary due to certain qualifying terminations that occur in connection with the change in control, or disability, death or retirement, the executive may be entitled to receive all or a pro-rata portion of the award. Under performance-based equity awards agreements made in fiscal years 2014, 2015, and 2016 the definition of retirement includes the concept of early retirement. The Compensation Committee utilized alternate forms of award agreements for Mr. Cobb beginning in fiscal year 2015, which are described in the Company’s Current Report on Form 8-K filed on July 1, 2014, that define retirement as voluntary termination at or after reaching age 60. In addition, such alternate forms of award agreements contain modified vesting provisions providing that Mr. Cobb’s voluntary retirement after reaching age 60 will not result in the forfeiture of any equity awards outstanding for more than one year prior to such retirement; rather, the entire equity awards will continue to vest on the stated vesting dates set forth in the applicable award agreement and with performance adjustments (if any) made under such agreement as if he remained employed through such stated vesting dates.

The terms of the fiscal year 2016 LTI awards are described in more detail above under the headings “Actions Pertaining to Fiscal Year 2016 LTI Compensation,” beginning on page 35.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers, including each of our Named Executive Officers, on a form previously approved by our Board and filed as Exhibit 10.2 to the quarterly report on Form 10-Q for the quarter ended January 31, 2012. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of the Company.

In general, the indemnification agreement provides that, subject to the provisions set forth therein, the Company will indemnify and hold harmless the director or officer (each, an “Indemnitee”) against all direct and indirect costs and liabilities incurred by an Indemnitee, to the fullest extent permitted by applicable law, in connection with any actions, claims, suits or other proceedings brought against such Indemnitee by reason of (i) the fact that the Indemnitee is or was a director, officer or other fiduciary of the Company or, at the request of the Company, a director, officer or other fiduciary of a subsidiary of the Company, or (ii) any action taken, or failure to act, by such Indemnitee in such capacity. The indemnification agreement provides contractual assurances regarding the scope of the indemnification as permitted by the Missouri General and Business Corporation Law and the Bylaws.

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Under the Indemnification Agreement, an Indemnitee will have the right to advancement by the Company of expenses as they are actually and reasonably paid or incurred in connection with defending a claim covered by the Indemnification Agreement prior to the final disposition of such claim. The Indemnitee is required to repay any expenses advanced to the Indemnitee if such Indemnitee is determined not to be entitled to indemnification by the Company.

The above description of the terms of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to the quarterly report on Form 10-Q for the quarter ended January 31, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential payments our NEOs who are current employees would receive in the event of termination or a change in control of the Company. The agreements and arrangements that govern these payments are described in more detail above under Employment Agreements, Change in Control and Other Arrangements.  This table assumes the relevant triggering event occurred on April 30, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name of Executive	Termination Other than for Cause(1) (2)or Good Reason(3) ($)	Termination After Change in Control ($)(2) (4)	Death, Disability or Retirement ($)(5)
Cobb
Cash(6)	$2,238,750	$3,233,750	-
Restricted Share Units (vesting accelerated)	-	$1,466,128	$701,443
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$1,559,357	$3,156,540	$1,981,377
Performance Share Units	$2,536,526	$5,050,965	$3,238,886
Health and Welfare Plan Benefits	$18,394	$6,131	-
Outplacement Services	-	-	-
Total	$6,353,027	$12,913,514	$5,921,706
Macfarlane(2)
Cash(6)	$1,132,200	$1,132,200	-
Restricted Share Units (vesting accelerated)	-	$514,321	$147,726
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$336,423	$680,182	$423,776
Performance Share Units	$546,747	$1,087,422	$692,053
Health and Welfare Plan Benefits	$12,263	$12,263	-
Outplacement Services	$15,000	$15,000	-
Total	$2,042,633	$3,441,388	$1,263,555
Gerke(2)
Cash(6)	$990,000	$990,000	-
Restricted Share Units (vesting accelerated)	-	$494,055	$141,373
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$328,625	$646,048	$411,015
Performance Share Units	$533,694	$1,033,126	$670,694
Health and Welfare Plan Benefits	$13,776	$13,776	-
Outplacement Services	$15,000	$15,000	-
Total	$1,881,095	$3,192,005	$1,223,082

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Name of Executive	Termination Other than for Cause(1) (2)or Good Reason(3) ($)	Termination After Change in Control ($)(2) (4)	Death, Disability or Retirement ($)(5)
Knight(2)
Cash(6)	$945,000	$945,000	-
Restricted Share Units (vesting accelerated)	-	$263,710	$110,773
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$213,713	$521,371	$286,339
Performance Share Units	$349,560	$833,128	$470,695
Health and Welfare Plan Benefits	$9,888	$9,888	-
Outplacement Services	$15,000	$15,000	-
Total	$1,533,161	$2,588,097	$867,807
Houseworth(2)
Cash(6)	$735,000	$735,000	-
Restricted Share Units (vesting accelerated)	-	$214,814	$89,681
Stock Options (vesting accelerated)	-	-	-
Market Stock Units	$187,723	$436,116	$243,811
Performance Share Units	$306,025	$695,993	$399,456
Health and Welfare Plan Benefits	$12,263	$12,263	-
Outplacement Services	$15,000	$15,000	-
Total	$1,256,011	$2,109,186	$732,948

(1)

Applies to Mr. Cobb under the Cobb Agreement. Applies to Messrs. Macfarlane, Gerke, Knight and Houseworth under the Executive Severance Plan. “Cause” under the Cobb Agreement refers to any one or more of the following grounds: (i) Mr. Cobb’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Cobb in the performance of his material duties to the Company or any affiliate; (ii) Mr. Cobb’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Cobb at the expense of the Company or any affiliate; (iii) Mr. Cobb’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers; or (iv) the inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Cobb. The definition of “Cause” under the Executive Severance Plan is described above under “Employment Agreements, Change in Control and Other Arrangements.”

(2)

Payments to Messrs. Macfarlane, Gerke, Knight and Houseworth would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.” Payments to Mr. Cobb would be made pursuant to the terms of the Cobb Agreement and various equity award agreements described above under “Employment Agreements, Change in Control and Other Arrangements.” Pursuant to the Cobb Agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits related to equity awards thereunder exceed those contained in his employment agreement.

(3)

Payments to Messrs. Macfarlane, Gerke, Knight and Houseworth would be made pursuant to the terms of the Executive Severance Plan and various equity award agreements described under “Employment Agreements, Change in Control and Other Arrangements” and “Long Term Incentive Compensation.” Termination for “Good Reason” under the Cobb Agreement refers to any one or more of the following grounds unless cured within thirty days of receipt of notice thereof: (i) a material diminution in Mr. Cobb’s base compensation; (ii) relocation of Mr. Cobb’s location of employment outside of the Kansas City, Missouri metropolitan area; (iii) a material diminution in Mr. Cobb’s status, duties or authority, authority as President and Chief Executive Officer of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or (iv) any other action or inaction that constitutes a material breach by the Company of the Cobb Agreement.

(4)

(a) Under the Cobb Agreement, if Mr. Cobb terminates for Good Reason following a Change in Control (as defined below), including a 409A Change in Control (as defined below) of the Company, Mr. Cobb would be entitled to those payments set forth in the table.

Under the Cobb Agreement, the definition of “Change in Control” is substantially the same as that under the Executive Severance Plan, as set forth in Note 4(b) below.

Under the Cobb Agreement, a “409A Change in Control” means a Change in Control that constitutes a “change in control” under IRC Section 409A (regarding change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation).

(b) Under the Executive Severance Plan, a “Change in Control” means the occurrence of one or more of the following events:

(i) Any one person, or more than one person acting as a group, acquires ownership of stock of H&R Block, Inc. (“HRB”) that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of HRB. If any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total

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voting power of the stock of HRB, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which HRB acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 2(e)(i).

(ii) Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of HRB stock acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of HRB possessing 35 percent or more of the total voting power of the stock of HRB. If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which HRB acquires its stock in exchange for property will not be treated as an acquisition of stock for purposes of this Section 2(e)(ii), but will be treated as an acquisition of stock for purposes of Section 2(e)(i).

(iii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election.

(iv) Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of HRB assets acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from HRB that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of HRB immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of HRB, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no Change in Control event under this Section 2(e)(iv) when there is a transfer to an entity that is controlled by the shareholders of HRB immediately after the transfer. A transfer of assets by HRB is not treated as a change in the ownership of such assets if the assets are transferred to: (a) a shareholder of HRB (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by HRB; (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of HRB; or (d) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) above.

Notwithstanding the foregoing, the direct or indirect sale of any or all of the stock of, merger or liquidation of, or sale or assumption of all or substantially all the assets or liabilities of, H&R Block Bank FSB, (x) will not be considered a Change in Control for purposes of this Plan, and (y) will not be included in any determination of the total gross fair market value of assets of HRB sold during any 12-month period under Section 2(e)(iv) above.

(c) Equity acceleration under our equity award agreements is described above under “Employment Agreements, Change in Control and Other Arrangements.”

(5)

Equity acceleration for performance share units, market stock units, restricted share units and stock options under the terms of our equity award agreements upon the death, Disability, or Retirement of an NEO is described above under “Employment Agreements, Change in Control and Other Arrangements.”

Under award agreements for fiscal years 2014, 2015, and 2016, “Retirement” means voluntary termination at or after (i) reaching age 55 with at least five years of service with the Company or (ii) reaching age 60. The Compensation Committee utilized alternate forms of award agreements for Mr. Cobb beginning in fiscal year 2015, which are described in the Company’s Current Report on Form 8-K filed on July 1, 2014, that define retirement as voluntary termination at or after reaching age 60.

Under award agreements for fiscal years 2014, 2015, and 2016, “Disability” means (i) for participants covered by a group long term disability program, the participant is receiving income replacement benefits for at least three months under the program because of any physical or mental impairment expected to result in death or last for a continuous period of at least twelve months (a “qualifying impairment”); or (ii) in all other cases, the participant is unable to engage in any substantial gainful activity for a period of at least nine months because of a qualifying impairment.

The equity award agreements for fiscal years 2015 and 2016 are described in more detail under the heading “Actions Pertaining to Fiscal Year 2016 LTI Compensation,” beginning on page 35.

As of April 30, 2016, none of our NEOs were eligible for payments upon retirement, as such the values in this column only apply if the relevant NEO dies or is disabled.

(6)

Under the Cobb Agreement, in the event of a termination by the Company other than for Cause or by Mr. Cobb for Good Reason, Mr. Cobb is entitled to a lump-sum payment equal to his base salary and his target bonus. The payment to Messrs. Macfarlane, Gerke, Knight and Houseworth would be made pursuant to the terms of the Executive Severance Plan, which provides for a lump sum cash payment if a Participant incurs a Qualifying Termination or a Change in Control Termination (each as defined under “H&R Block Executive Severance Plan” above), in an amount equal to: (i) the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service; and (ii) a specified percentage of the Participant’s monthly compensation, as determined by the Compensation Committee, multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service and a maximum payout equal to 18 months of service.

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EQUITY COMPENSATION PLANS

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of April 30, 2016. As of April 30, 2016, the Company had two stock-based compensation plans: the 2013 Plan and the H&R Block, Inc. 2000 Employee Stock Purchase Plan (as amended and restated effective November 7, 2013). Our shareholders have approved all of the Company’s current stock-based compensation plans. Our shareholders approved the 2013 Plan in September 2012 to replace the 2003 Plan, effective January 1, 2013, at which time the 2003 Plan and the H&R Block, Inc. 2008 Deferred Stock Unit Plan for Outside Directors (the “DSU Plan”) terminated except with respect to outstanding awards thereunder. The 2003 Plan was approved by our shareholders in September 2002 to replace the 1993 Long-Term Executive Compensation Plan, effective July 1, 2003. Our shareholders approved the DSU Plan in September 2008 to replace the 1989 Stock Option Plan for Outside Directors, which terminated upon the DSU Plan’s effectiveness, except with respect to outstanding awards thereunder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	1,961	$18.64	8,723
Equity compensation plans not approved by security holders	-	-	-
Total	1,961	$18.64	8,723

AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing financial statements in accordance with accounting principles generally accepted in the United States (GAAP) and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to GAAP and (ii) auditing the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to its effectiveness. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Vice President, Audit Services (the employee with primary responsibility for the Company’s internal audit functions) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee pre-approved all audit and non-audit fees paid to such firm.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended April 30, 2016. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, discussed with Deloitte its independence from the Company and the Company’s management, and considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended April 30, 2016. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2017.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2016, for filing with the SEC.

AUDIT COMMITTEE

Victoria J. Reich, Chair

Angela N. Archon*

Richard A. Johnson

Bruce C. Rohde

Christianna Wood

*	Ms. Archon was appointed to the Audit Committee effective June 8, 2016.

AUDIT FEES

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended April 30, 2016 and 2015, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year. Amounts previously disclosed for fiscal year 2015 have been adjusted to reflect actual billings.

Fiscal Year	2016	2015
Audit Fees	$3,054,260	$3,055,047
Audit-Related Fees	$102,000	$100,000
Tax Fees	$236,263	$284,926
All Other Fees	-	$36,750

Total Fees	$3,392,523	$3,476,723

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to support of business acquisition and divestiture activities, independent assessments of internal controls, audits of employee benefits plan financial statements, and other audit-related services.

Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies, technical consultation related to international tax matters, and other tax advisory services.

All Other Fees are fees billed for professional services that were not the result of an audit, review, or tax-related services, and consist primarily of subscriptions to human resources publications and related items.

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. All fees reported above were approved pursuant to the policy. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

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General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services, and All Other Services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by Deloitte during the 2016 fiscal year was compatible with maintaining its independence.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending April 30, 2017. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification, and will consider the vote of our shareholders when appointing our independent registered public accounting firm in the future. A representative of Deloitte is expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement, if desired. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 50. At our 2011 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation, which will be no later than the Company’s 2017 annual meeting of shareholders.

    We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 22. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

The Company and the Board regularly evaluate our compensation policies and practices to ensure they are meeting our objectives and are consistent with corporate governance best practices. As part of that process, the Compensation Committee and the Board consider the results of our shareholder advisory vote on executive compensation. At our 2015 annual meeting of shareholders held on September 10, 2015, our shareholders approved our fiscal year 2015 compensation awarded to our NEOs with approximately 98% of the votes cast in favor of the proposal. We believe this overwhelming level of support represents a clear message from our shareholders that they approve of our NEOs’ compensation arrangements, as well as our executive compensation practices generally. We value the opinions of our shareholders and consider the outcome of say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs. Consistent with our shareholders’ support, the Compensation Committee decided to retain the core design features of our executive compensation program in fiscal year 2017, with certain changes to short term and long term incentive compensation elements to further align our compensation program with our current strategic focus. The Compensation Committee believes the compensation program design features continue to properly reward our executives for their performance, motivate them to work towards achieving our long term objectives, and, with 80% of our executives’ long term incentive awards being performance-based, strengthen the alignment of their interests with the interests of our shareholders. The Compensation Committee will continue to routinely evaluate and, as appropriate, taking into account the views of our shareholders, enhance our compensation program.

For the reasons discussed in the “Compensation Discussion and Analysis” section beginning on page 22, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the views of our shareholders and the Compensation Committee will continue to take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	64

PROPOSAL 4 – SHAREHOLDER PROPOSAL REGARDING REVISIONS TO THE

COMPANY’S PROXY ACCESS BYLAW

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The shareholder proponent and the supporting statement are included exactly as submitted to us by the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our annual meeting only if properly presented. We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the shareholder proponent, upon receiving a written or oral request. As explained below, the Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal.

Shareholder Proposal and Shareholder’s Supporting Statement

Mr. John Chevedden, on behalf of Mr. James McRitchie and Ms. Myra Young, 9295 Yorkship Court, Elk Grove, CA 95758, has informed H&R Block, Inc. of his intention to offer the following shareholder proposal for consideration at the 2016 annual meeting of shareholders.

The proposal and supporting statement, as submitted, read as follows:

Proposal 4 – Shareholder Proxy Access Revisions

RESOLVED: Shareholders of H&R Block, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, revisions to its provisions allowing “Shareholder Nominations Included in The Corporation’s Proxy Materials” and associated bylaws to ensure the following:

1.	The number of shareholder-nominated candidates eligible to appear in proxy materials should be one quarter of the directors then serving or two, whichever is greater.

2.

Loaned securities should be counted toward the ownership threshold if the nominating shareholder or group represents that it has the legal right to recall those securities for voting purposes, will vote the securities at the annual meeting, and will hold those securities through the date of that meeting.

3.	There should be no limitations on the number of shareholders that can aggregate their shares to achieve the required 3% ownership to be an “Eligible Shareholder.”

4.	There should be no limitation on the renomination of shareholder nominees based on the number or percentage of votes received in any election.

Supporting Statement:

Having at least two nominees helps ensure that, if elected, directors can serve on multiple committees and bring an independent perspective to Board decisions. While our Company currently has ten directors, the Board could reduce the number to nine, limiting shareholder-nominated candidates to one under current bylaw provisions.

The current bylaw provision requiring nominating shareholders to have the power to recall loaned shares on three business days’ notice may conflict with existing contracts specifying, for example, five day notice. As long as the nominating shareholder or group can recall those securities in time to vote them at the annual meeting that should be sufficient.

Even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most of the companies examined by the Council of Institutional Investors. The SEC, following extensive analysis when enacting its since-vacated proxy access Rule, rejected a limit on the size shareholder groups.

Renomination limitations do not facilitate the shareholders’ traditional state law rights and add unnecessary complexity.

Although the Company’s Board adopted proxy access bylaw provisions, they contain troublesome provisions that effectively make them unusable by all but the Company’s largest shareholders. The Company’s current bylaws could thus deprive all shareholders of the ability to vote for alternative nominees on its proxy card. Adoption of the revisions outlined above would remedy that situation.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	65

Analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1). The proposed amendments are consistent with the SEC’s vacated proxy access rule (https://www.sec.gov/rules/final/2010/33-9136.pdf) and the Council of Institutional Investors. Proxy Access: Best Practices (http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf)

Enhance shareholder value. Vote for Shareholder Proxy Access Revisions – Proposal 4

Our Response to the Shareholder Proposal

Our Board of Directors has carefully considered the shareholder proposal and recommends a vote against it. As discussed below, we have already implemented a progressive proxy access bylaw provision for our shareholders that we believe is aligned with current best practices, providing shareholders with meaningful and appropriate proxy access rights while taking into account the need to balance enhancing shareholder rights with protecting the interests of all our shareholders. Our Board of Directors believes that no further action is needed, and that the changes to the Company’s existing proxy access bylaw provision that are sought by the proponent are not in the best interest of the Company or our shareholders. Our Board of Directors therefore recommends that shareholders vote “AGAINST” the proposal for the following reasons:

¡

The shareholder proposal is unnecessary because we have already adopted a progressive proxy access bylaw provision that we believe is aligned with current best practices, providing shareholders with meaningful and appropriate proxy access rights while taking into account the need to balance enhancing shareholder rights with protecting the interests of all our shareholders. As described in our Current Report on Form 8-K filed with the SEC on June 18, 2015, after significant evaluation and deliberation by the Governance and Nominating Committee and the full Board of Directors, the Board amended the Company’s Bylaws to provide proxy access by allowing any shareholder (or group of no more than 20 shareholders) owning 3% or more of the Company’s common stock continuously for at least three years to nominate candidates for election that would comprise up to 20% of the number of directors then serving (rounding down to the nearest whole number of directors) and to require the Company to include those nominees in our proxy statement. In its evaluation of alternative proxy access formulations, the Board sought to appropriately balance differing views regarding proxy access among our shareholders and to evaluate the implications of proxy access. The Board believes that the proxy access framework it adopted as set forth in our Bylaws is the most appropriate framework for the Company and our shareholders.

¡

The shareholder proposal’s allowance to nominate up to 25% of the Board each year may result in excessive disruption to the Board and reduce the Board’s effectiveness. Consistent with the practices of many other public companies that have adopted proxy access, the Company limited the maximum number of directors who could be nominated through proxy access to 20% of the board (which equates to two seats on our current Board of 11), to ensure there could be enough shareholder-selected nominees to have a meaningful effect on the Board of Directors without excessive disruption of the Board’s continuity and operations and the balance of the knowledge, experience, skills, and diversity of the Board.

The Governance and Nominating Committee has an important role in considering the effectiveness of our Board of Directors and in identifying nominees who have the appropriate mix of experiences, areas of expertise, and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long-term success, and represent the interests of our shareholders. With respect to nominations through our proxy access bylaw procedure, however, the Governance and Nominating Committee is unable to consider those factors. Accordingly, the Board of Directors believes that limiting candidates nominated through our proxy access bylaw procedure to 20% of the Board will help to ensure that director turnover does not disrupt the Board’s effectiveness. Further, given the current size of the Board, the existing 20% limitation provides for the same number of director nominees as does the shareholder proposal.

¡

The shareholder proposal places no limit on the number of shareholders who can assemble as a group to establish the ownership threshold required to make a proxy access nomination, which may result in excessive administrative burden and expense for the Company. We believe that a reasonable limitation should be established to reduce administrative costs for the Company and help reduce the risk of abuse of proxy access rights by shareholders with a special interest, including interests unrelated to long-term shareholder value. In the absence of a reasonable

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	66

limitation on the number of shareholders in a group, the Company could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals participating in a proxy access nomination in order to verify their required share ownership, which could impede the exercise of proxy access rights by other shareholders. Our proxy access right limits the number of shareholders who can assemble as a group to 20 holders of record. Allowing a limited number of holders to act as a group strengthens the principle that we believe is shared by most of our shareholders – the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of our shareholders as a whole.

¡

The absence of a percentage vote requirement for renomination under the shareholder proposal would increase administrative burden and expense, without meaningful shareholder support, and may prevent other eligible candidates from being nominated by shareholders. As a condition to renomination as a director at the next two subsequent annual meetings, our proxy access right requires a vote of 25% or more in favor of that nominee at the preceding annual meeting. A failure to demonstrate meaningful shareholder support for election as a director does not warrant the administrative burden and expense incurred to implement the proxy access right. A 25% threshold also represents less than half of the majority vote required for election as one of our directors. Recurring renominations without a voting percentage threshold could deny other eligible shareholders the opportunity to submit a more viable candidate due to procedures for selecting among nominees where there are multiple nominees from shareholders.

¡

We have strong corporate governance practices and a record of accountability. Our current corporate governance practices reflect our Board’s dedication to being responsive and accountable to shareholders. Together, management and the Board regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our shareholders and other stakeholders. In addition to the proxy access bylaw provision already adopted by the Board, we have implemented numerous other corporate governance measures to ensure the Board remains accountable to shareholders and to provide our shareholders with greater influence on the nomination and election of directors and the ability to directly communicate their views to our directors. For example:

-	All our directors are elected on an annual basis;

-

Our directors must be elected by a majority vote in an uncontested election, and any director who fails to receive the required number of votes for re-election must tender his or her written resignation for consideration by the Board;

-	Except for the Chief Executive Officer, all of our directors are independent;

-	We have an independent non-executive Chairman of the Board, which we believe enhances the Board’s independence from management and provides more effective Board oversight;

-

Our Board, after taking into account the views of a significant portion of our shareholders, voluntarily adopted a Political Activities Policy that calls for annual public disclosure of the Company’s political contributions;

-

Our shareholders are able to recommend director candidates to our Governance and Nominating Committee (as described further under “Shareholder Proposals and Nominations” beginning on page 70), and are able to directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and the federal securities laws; and

-

We provide channels for shareholders to communicate directly with members of our Board, the Chairman, any Board committee, or our independent directors as a group (as described further under “Communications with the Board” beginning on page 20).

In summary, our Board’s actions confirm our strong commitment to best governance practices and responsiveness to our shareholders. Moreover, we have adopted a progressive proxy access bylaw provision that our Board of Directors believes serves the best interests of the Company and our shareholders. Accordingly, the Board believes that adoption of the shareholder proposal is not necessary or appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	67

INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the Named Executive Officers, and by all directors and executive officers as a group as of July 1, 2016. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

Name	Beneficially Owned(1)		Number of Shares Share Units and Share Equivalents(2)	Total	Percent of Class
Angela N. Archon	-		-	-	*
Paul J. Brown	5,700		33,157	38,857	*
William C. Cobb	1,869,203		12,493	1,887,696	*
Robert A. Gerard	13,000		106,822	119,822	*
Thomas A. Gerke	223,143		-	223,143	*
Jason L. Houseworth	77,932		3,269	81,200	*
Richard A. Johnson	-		4,247	4,247	*
Delos L. (“Kip”) Knight, III	98,250		-	98,250	*
David B. Lewis	12,000		61,735	73,735	*
Gregory J. Macfarlane	107,051		-	107,051	*
Victoria J. Reich	3,500	(4)	33,157	36,657	*
Bruce C. Rohde	10,000		46,154	56,154	*
Tom D. Seip	20,988		61,735	82,723	*
Christianna Wood	12,580		57,108	69,688	*
James F. Wright	10,000		33,157	43,157	*

All directors and executive officers as a group (17 persons)	2,407,578	(5)(6)(7)	453,034	2,860,612	1.30%

*	Does not exceed 1% based on shares of our common stock outstanding as of July 1, 2016, adjusted as required by the rules promulgated by the SEC.

(1)

Includes shares that on July 1, 2016 the specified person had the right to purchase as of August 30, 2016 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors, the 2003 Plan or the 2013 Plan, as follows: Mr. Cobb, 1,188,440 shares; Mr. Gerke, 122,380 shares; Mr. Houseworth, 15,011 shares; Mr. Knight, 67,795 shares; Mr. Lewis, 8,000 shares; and Mr. Seip, 8,000 shares.

(2)

These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives, the 2008 Deferred Stock Unit Plan for Outside Directors and/or the 2013 Plan. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(4)	Ms. Reich shares voting and investment powers as to these shares.
(5)

Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 1,351,802 shares which such directors and officers have the right to purchase as of August 30, 2016 pursuant to options granted in connection with the Company’s stock option plans.

(6)	All shares are held with sole voting and investment powers unless otherwise noted.
(7)	Mr. Knight is no longer an executive officer of the Company as of July 1, 2016 and, therefore, he is not included in the total for directors and executive officers as a group.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	68

PRINCIPAL SECURITY HOLDERS

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Stock Outstanding(1)
FMR LLC 245 Summer Street Boston, Massachusetts 02210	13,169,808	(2)	5.97%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	22,473,518	(3)	10.19%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	23,686,897	(4)	10.73%
Caisse de dépôt et placement du Québec 1000 place Jean-Paul-Riopelle Montreal, Quebec H2Z 2B3 Canada	15,290,168	(5)	6.93%

(1)	Applicable percentages based on shares of our common stock outstanding as of July 1, 2016.
(2)

Information as to the number of shares is furnished in reliance on the Schedule 13G/A of FMR LLC filed on February 12, 2016. The Schedule 13G/A indicates that the number of share beneficially owned includes 2,184,922 shares with sole voting power and 13,169,808 shares with sole dispositive power.

(3)

Information as to the number of shares is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 11, 2016. The Schedule 13G/A indicates that the number of shares beneficially owned includes 440,742 shares with sole voting power, 25,700 shares with shared voting power, 22,008,758 shares with sole dispositive power, and 464,760 shares with shared dispositive power.

(4)

Information as to the number of shares is furnished in reliance on the Schedule 13G/A of BlackRock, Inc. filed on February 10, 2016. The Schedule 13G/A indicates that the number of shares beneficially owned includes 21,092,998 shares with sole voting power and 23,686,897 shares with sole dispositive power.

(5)

Information as to the number of shares furnished in reliance on the Schedule 13G of Caisse de dépôt et placement du Québec filed on February 12, 2016. The Schedule 13G indicates that the number of shares beneficially owned includes 15,290,168 shares with sole voting and sole dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time.

REVIEW OF RELATED PERSON TRANSACTIONS

The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as defined in the Policy. Upon such a determination, the Governance and Nominating Committee will review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	69

A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.

A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

The Company did not participate in any Related Party Transactions during fiscal year 2016, other than those transactions described in the “Compensation Disclosure and Analysis” section of this proxy statement.

SHAREHOLDER PROPOSALS AND NOMINATIONS

For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2017 annual meeting pursuant to Rule 14a-8 of the SEC, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before March 28, 2017. SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2017 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between May 11, 2017 and June 10, 2017 (between 90 and 120 days before the one-year anniversary of the date on which the corporation held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in our Bylaws relating to shareholder nominations.

Our Bylaws permit a group of shareholders (up to 20) who have owned a significant amount of the Company’s common stock (at least 3%) for a significant amount of time (at least three years) the ability to submit director nominees (up to 20% of the Board rounded down to the nearest whole director) for inclusion in the Company’s proxy materials if the shareholder(s) provides timely written notice of such nomination(s) and the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials for the 2017 annual meeting, the notice must be received between May 11, 2017 and June 10, 2017 (between 90 and 120 days before the one-year anniversary of the date on which the corporation held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of shareholder nominees in the Company’s proxy materials.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at www.hrblock.com under the “About Us” link, by clicking on “Learn More” under the “Investor Relations” tab, then clicking on the “Corporate Governance” link under the “Company” tab, or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

H&R Block, Inc. | Notice of Annual Meeting of Shareholders and 2016 Proxy Statement	70

VOTE BY INTERNET - www.proxyvote.com
H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 5, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 5, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 8, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12596-P81275-Z68280	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H&R BLOCK, INC.
The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:
1.	Election of Directors.
	Nominees: 1a. Angela N. Archon	For ☐	Against ☐	Abstain ☐
	1b. Paul J. Brown	☐	☐	☐
	1c. William C. Cobb	☐	☐	☐
	1d. Robert A. Gerard	☐	☐	☐
	1e. Richard A. Johnson	☐	☐	☐
	1f. David Baker Lewis	☐	☐	☐
	1g. Victoria J. Reich	☐	☐	☐
	1h. Bruce C. Rohde	☐	☐	☐
	1i. Tom D. Seip	☐	☐	☐
	1j. Christianna Wood	☐	☐	☐
	1k. James F. Wright	☐	☐	☐

The Board of Directors unanimously recommends you vote "FOR" the following Proposals 2 and 3:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2017.

		☐	☐	☐
3.	Advisory approval of the Company's named executive officer compensation.	☐	☐	☐

The Board of Directors unanimously recommends you vote "AGAINST" the following Proposal 4:
4.	Shareholder proposal asking the Board of Directors to adopt and present for shareholder approval revisions to the Company's proxy access bylaw, if properly presented at the meeting.	☐	☐	☐
NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 8, 2016 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 8, 2016: The 2016 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

E12597-P81275-Z68280

One H&R Block Way Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 8, 2016 AT 9:00 AM CENTRAL TIME

As a participant in the H&R Block Retirement Savings Plan (the “Plan”), you have the right to direct Fidelity Management Trust Company (the “Trustee”) regarding how to vote the shares of H&R Block, Inc. attributable to the account at the 2016 Annual Meeting of Shareholders of H&R Block, Inc. to be held at the H&R Block Center, located at One H&R Block Way (corner of 13th and Main Streets), Kansas City, Missouri, on Thursday, September 8, 2016, at 9:00 a.m. Central time, and at any postponement or adjournment thereof. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to your individual voting direction.

Unless otherwise required by law, the shares attributable to the account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by September 5, 2016, the shares attributable to the account will be voted in the same proportion as directions actually received from participants in the Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com
H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 7, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 7, 2016. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 8, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12598-P81275-Z68280	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

H&R BLOCK, INC.
The Board of Directors unanimously recommends you vote "FOR" all the director nominees listed below in Proposal 1:
1.	Election of Directors.
	Nominees: 1a. Angela N. Archon	For ☐	Against ☐	Abstain ☐
	1b. Paul J. Brown	☐	☐	☐
	1c. William C. Cobb	☐	☐	☐
	1d. Robert A. Gerard	☐	☐	☐
	1e. Richard A. Johnson	☐	☐	☐
	1f. David Baker Lewis	☐	☐	☐
	1g. Victoria J. Reich	☐	☐	☐
	1h. Bruce C. Rohde	☐	☐	☐
	1i. Tom D. Seip	☐	☐	☐
	1j. Christianna Wood	☐	☐	☐
	1k. James F. Wright	☐	☐	☐

The Board of Directors unanimously recommends you vote "FOR" the following Proposals 2 and 3:		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2017.

		☐	☐	☐
3.	Advisory approval of the Company's named executive officer compensation.	☐	☐	☐

The Board of Directors unanimously recommends you vote "AGAINST" the following Proposal 4:
4.	Shareholder proposal asking the Board of Directors to adopt and present for shareholder approval revisions to the Company's proxy access bylaw, if properly presented at the meeting.	☐	☐	☐
NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 8, 2016 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 8, 2016: The 2016 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

E12599-P81275-Z68280

One H&R Block Way Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 8, 2016 AT 9:00 AM CENTRAL TIME

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 26, 2016 and accompanying Proxy Statement, and hereby appoints William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen, and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders to be held on September 8, 2016, at 9:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR Proposals 1-3 and AGAINST Proposal 4.

Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)